UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CVB FINANCIAL CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CVB FINANCIAL CORP.

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 20, 2020

TO OUR SHAREHOLDERS:

The 2020 annual meeting of shareholders of CVB Financial Corp. will be held at 8:00 a.m. local time at CVB Financial Corp.’s Corporate Headquarters, 701 North Haven Avenue, Ontario, CA 91764, on Wednesday, May 20, 2020.

We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the coronavirus or COVID-19 and for the convenience of our shareholders, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to participate in our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. In contrast to past years, there will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 20, 2020). To participate in our conference call facility, please dial (877) 506-3368. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 27, 2020. To access the replay, please dial (877) 344-7529, passcode 10140882.

Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on the matters to be considered at our annual meeting, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.

At our meeting, we will ask you to act on the following matters:

1.	Election of Directors. Elect nine persons to the Board of Directors to serve a term of one year and until their successors are elected and qualified. The following nine persons are our nominees:

George A. Borba, Jr.	Marshall V. Laitsch
David A. Brager	Kristina M. Leslie
Stephen A. Del Guercio	Raymond V. O’Brien III
Rodrigo Guerra, Jr.	Hal W. Oswalt
Anna Kan

Additional information regarding procedures for shareholders recommending nominees for directors is set forth below under the heading “Consideration of Shareholder Nominees.”

2.	Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of KPMG LLP as our independent registered public accountants for 2020.

3.	Advisory Compensation Vote. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for 2019 (“Say-On-Pay”).

4.	Other Business. Transact any other business that properly comes before the meeting.

If you were a shareholder of record at the close of business on March 30, 2020, you may vote at the annual meeting or at any postponement or adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the 2020 Annual Meeting of Shareholders:

This Proxy Statement, our 2019 Annual Report and our Annual Report on Form 10-K for the fiscal year 2019 are available on the Internet at: http://www.cbbank.com/annualmaterials.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO PLEASE VOTE BY INTERNET OR TELEPHONE, OR TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IF YOU RECEIVED A PAPER COPY OF THIS PROXY STATEMENT AND A PROXY CARD, PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

Richard H. Wohl
Dated: April 8, 2020	Executive Vice President, General Counsel and Corporate Secretary

CVB FINANCIAL CORP.

PROXY STATEMENT

CVB FINANCIAL CORP.

701 North Haven Avenue, Suite 350

Ontario, California 91764

(909) 980-4030

This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 20, 2020, beginning at 8:00 a.m. local time, at CVB Financial Corp.’s Corporate Headquarters, located at 701 North Haven Avenue, Ontario, CA 91764, and at any postponements or adjournments of the meeting. CVB Financial Corp. is a bank holding company whose principal subsidiary is Citizens Business Bank. CVB Financial Corp. and Citizens Business Bank are sometimes referred to collectively in this proxy statement as the “Company.”

We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the coronavirus or COVID-19 and for the convenience of our shareholders, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to participate in our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. In contrast to past years, there will be no food or refreshments provided at this meeting.

The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 20, 2020). To participate in our conference call facility, please dial (877) 506-3368. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 27, 2020. To access the replay, please dial (877) 344-7529, passcode 10140882.

Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on the matters to be considered at our annual meeting, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.

PROXY STATEMENT SUMMARY

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareholders

Time and Date:	8:00 a.m., PDT, May 20, 2020

Place:	CVB Financial Corp. Corporate Headquarters
701 North Haven Avenue
Ontario, CA 91764

Record Date:	Shareholders as of the close of business on March 30, 2020

Admission/ Audio Conference Call:	Please follow the instructions contained above.

On April 8, 2020, we posted on our website at:

www.cbbank.com/annualmaterials, and began mailing to shareholders who requested paper copies, this proxy statement, our 2019 Annual Report and our Annual Report on Form 10-K for 2019.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendations	Page Reference
1. Election of Directors	FOR EACH NOMINEE	8
2. Ratification of Independent Registered Public Accounting Firm	FOR	67
3. Say-On-Pay	FOR	69

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board of Directors is committed to good business practices, transparency in financial reporting and the highest levels of corporate governance. To that end, the Board of Directors has adopted Corporate Governance Guidelines, which among other things, provide for:

•	At least a majority of independent directors;
•	Audit, compensation and nominating and corporate governance committees consisting solely of independent directors;
•	Mandatory retirement of directors;
•	Director stock ownership guidelines;
•	Periodic executive sessions of non-management directors and Audit Committee directors;
•	An annual self-evaluation process for the Board of Directors and its committees;
•	Ethical conduct of directors;
•	Director access to officers and employees;
•	Director access to independent advisors;
•	Periodic review of management’s succession plan; and
•	Methodology for reporting concerns to non-employee directors or the Audit Committee.

A copy of our Corporate Governance Guidelines is available on our website at www.cbbank.com by clicking the tab “Investors,” “Corporate Overview” and then “Governance Documents.”

Board Composition

Pursuant to Article III, Section 3.3(a) of our Bylaws, the authorized number of directors of the Company has been established as not less than seven or more than thirteen, with the exact number within those limits to be set by the Board of Directors by resolution. The current number of directors is set at nine persons.

Board Selection Process

We have established a Nominating and Corporate Governance Committee. This Committee assists the Board of Directors in director selection, as well as in review and consideration of developments in corporate governance practices. This Committee also makes recommendations to the Board of Directors regarding our director nominees for each Board of Directors Committee, and reviews any director candidates submitted by shareholders. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder(s) utilizing the same criteria as candidates identified by the Committee itself.

The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current members of our Board of Directors.

The Nominating and Corporate Governance Committee has the authority to utilize, and from time to time engages, third party advisors, as appropriate, to assist it in fulfilling its Board of Directors selection function and in enhancing our corporate governance standards. Services provided by third party advisors generally include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. In 2019, the Committee utilized a nationally recognized compensation consulting firm, Pearl Meyer and Partners, LLC (“Pearl Meyer”), to assist in developing an enhanced Board stock ownership policy. See “Director Stock Ownership” below.

The Nominating and Corporate Governance Committee considers the entire makeup of the Board of Directors when making its nominating recommendations to the full Board of Directors, including tenure, experience, skillset and diversity considerations. In identifying and evaluating nominees for director, the goals of the Nominating and Corporate Governance Committee include maintaining a strong, experienced and diverse Board of Directors by regularly assessing each director’s business background, current responsibilities, community involvement, independence, commitment to CVB Financial Corp. (including meaningful ownership of our common stock pursuant to our director stock ownership policy for our continuing directors) and time available for service.

The Nominating and Corporate Governance Committee also considers diversity of viewpoints, background, experience (including skill diversity), gender, ethnicity and other demographics in the selection of nominees. Other important factors the Nominating and Corporate Governance Committee will consider in evaluating nominees include current knowledge of and contacts in CVB Financial Corp.’s industry (banking) and other industries relevant to CVB Financial Corp.’s business, and ability to work together with other members of the Board of Directors. Members of CVB Financial Corp.’s Board also serve on the Board of Citizens Business Bank.

Our mandatory director retirement policy provides that any Board member who reaches his or her 75th birthday is permitted to serve out the remainder of his or her then-current one-year term, but would be ineligible to be re-nominated for re-election.

Director Stock Ownership

Director Stock Ownership Guidelines
3X Annual Retainer

Our directors are expected to evidence their commitment to CVB Financial Corp. through, among other things, ownership of a meaningful amount of our common stock. In September 2019, our Compensation Committee revised its guidelines for stockholdings by our non-employee directors to increase the target ownership level of CVB Financial Corp. common stock, from a dollar value of $100,000 to an amount equal to three times (3x) the annual base retainer provided to our non-employee directors. Because the amount of the annual base retainer for 2019 was $60,000 (see the section of this proxy statement on “Director Compensation”), this means the target stock ownership level for our non-employee directors was increased to a dollar value of $180,000 for our 2019 fiscal year.

In September 2019, our Compensation Committee also decided to increase the annual base retainer for our non-employee directors to $70,000, with such increase to be effective January 1, 2020. This in turn means that the target stock ownership level for our non-employee directors has correspondingly increased to a dollar value of $210,000 for our 2020 fiscal year.

Board and Executive Leadership Structure and Risk Oversight

The business and affairs of CVB Financial Corp. and Citizens Business Bank are managed under the direction of our Board of Directors. The Board of Directors has historically separated the roles of Chief Executive Officer and Chairman of the Board. We believe this structure, together with our other strong corporate governance practices, provide robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Mr. Raymond V. O’Brien III was elected by the Board of Directors as the Chairman of the Board, effective on January 1, 2015. Mr. O’Brien had previously served as a director of CVB Financial Corp. and Citizens Business Bank since 2012 and as Vice-Chairman of the Board since March 2014. Mr. George A. Borba, Jr., who has served as a director of CVB Financial Corp. and Citizens Business Bank since 2012, continues to serve as our Vice-Chairman of the Board.

Separate board committees exist at CVB Financial Corp. and Citizens Business Bank, each of which is responsible for supervising various areas of responsibility or risk. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee exist at CVB Financial Corp. The Balance Sheet Management Committee, Loan Committee, Risk Management Committee and Trust Services Committee exist at Citizens Business Bank. All of the committees meet regularly and report to the full Board of Directors.

The Board of Directors is charged with providing oversight of the Company’s risk management policies and processes. In accordance with the rules and regulations of the NASDAQ Stock Market, the Audit Committee is primarily responsible for overseeing our financial and internal controls, external and internal audit functions at CVB Financial Corp., and our information security management program under the Company’s Chief Information Security Officer (“CISO”).

The Risk Management Division of Citizens Business Bank conducts periodic monitoring of compliance efforts with a special focus on those areas that expose the Bank to compliance, enterprise and governance risk. The purpose of this periodic monitoring is to ensure that Citizens Business Bank’s associates and business practices are adhering to established policies and procedures and regulatory and corporate governance requirements. The Chief Risk Officer of Citizens Business Bank notifies the appropriate department head, the Management Compliance Committee, the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp. of any significant violations noted.

Our board committees meet periodically with various members of management and receive comprehensive reports on risk management, including management’s assessment of risk exposures (such as risks related to liquidity, market and interest rate sensitivity, credit, cybersecurity, fraud, operations and regulatory compliance, among others), and the processes in place to monitor and control such risk exposures. From time to time, the committees also receive updates between meetings from members of management relating to risk oversight and corporate governance matters. The Risk Management Committee of Citizens Business Bank is presented with a report on enterprise risk management by management on at least a quarterly basis, and this report is shared and discussed with the full Board of Directors.

In addition to the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp., other committees of the Board of CVB Financial Corp. consider the risks within their respective areas of responsibility. For example, the Compensation Committee of CVB Financial Corp. considers the risks that may be implicated by our executive compensation programs, including our Executive Incentive Plan. For a discussion of the Compensation Committee’s review of CVB Financial Corp.’s executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Discussion of Compensation Policies and Practices Related to Risk Management” in this proxy statement.

We are committed to protecting our customers’ and employees’ personal and financial information, and our Board of Directors and executive management team devote a significant amount of time to information security and cyber security risks, since cyber security incidents compromising non-public personal financial information may produce material adverse effects on the Company’s business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of our CISO, the Company maintains a formal information security management program to address cyber security risks. The program leverages industry frameworks and standards with the goal of ensuring appropriate controls are established and are regularly assessed for adequacy. Major components of the program include safeguarding customer information, third party vendor oversight, incident response and seeking to ensure business continuity. Our Audit Committee regularly receives reports and briefings from the CISO on cyber security issues, the Company’s risk posture to protect against cyber security threats, and policies that are intended to adequately implement the program. The CISO and our Chief Risk Officer also periodically keep the Board informed about efforts relating to compliance, examinations, risk assessments, results of audits, penetration and vulnerability testing, security breaches or violations and recommended changes to our information security management program. This periodic reporting includes an annual review of regulatory requirements relating to cyber security, the Gramm-Leach-Bliley Act and, starting in 2020, the California Consumer Privacy Act.

Consideration of Shareholder Proposals and Director Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder proposals and nominations for candidates for membership on our Board of Directors pursuant to the Company’s Bylaws (as revised in December 2019). In evaluating director nominees, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Selection Process” above that it uses for nominees who come to its attention from current members of the Board of Directors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Shareholders should include in such recommendation the following items: (1) the name and address of each proposed nominee, (2) the principal occupation of each proposed nominee, (3) the number of shares of voting stock of CVB Financial Corp. owned by each proposed nominee and the notifying shareholder, (4) the name and residence address of the notifying shareholder, and (5) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVB Financial Corp. Board of Directors and will serve as a member of the Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on CVB Financial Corp.’s Board of Directors. This Charter is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

In addition, our Bylaws permit shareholders to make proposals or to nominate directors for consideration prior to an annual meeting. Pursuant to Section 2.11 of the Company’s Bylaws, nominations by shareholders of persons for election to our Board of Directors must be delivered to the Company’s Corporate Secretary, at the address specified above, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the Company’s annual meeting for the preceding year.

If the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring properly before a meeting of shareholders, our Bylaws require that the following items be included: (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

If the notice relates to a nomination of a director, in order to be deemed to be in proper form under Section 2.11 of our Bylaws, any such nomination must include, as to each nominee, (1) all information relating to such person that is generally required to be disclosed in connection with solicitations of proxies for the election of directors in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including information required in response to a director’s questionnaire in a form provided by the Company to the nominating shareholder, (2) the nominee’s written consent to being named in the proxy statement and to serving as a director if elected, (3) the number of shares of capital stock in any depositary institution or bank holding company (including the Company) owned by the nominee, and any hedging or similar transactions entered into by the nominee in order to increase or decrease the risks or voting power of such stockholdings, (4) whether the nominee would qualify as an “independent director” or “audit committee financial expert” under applicable law or NASDAQ regulations, (5) certain additional background information concerning the nominee, including any criminal convictions or bankruptcy petitions, and (6) any arrangements or understandings between the nominating shareholder and nominee relating to the nomination.

In addition, pursuant to these same provisions of our Bylaws, the nominating shareholder must provide information concerning (1) the name and address of such shareholder, (2) the number of shares of the Company’s capital stock owned by such shareholder and any derivative positions in the Company’s stock held by or on behalf of such shareholder, (3) any other shareholders or beneficial owners known by such shareholder to support the nomination being proposed, and (4) whether such shareholder is prepared to deliver a proxy statement or solicitation in support of the nomination.

Executive Sessions

Executive sessions of our independent directors are held at least six times a year. The person who presides at these meetings is typically our Chairman of the Board who is also an independent director.

Attendance at Annual Meetings

The Board of Directors encourages all of its members to attend the annual meeting of shareholders. All of our directors who were directors at the time attended our 2019 annual meeting of shareholders.

Communications with the Board of Directors

Shareholders wishing to contact CVB Financial Corp.’s Board of Directors, including a committee of the Board of Directors, may do so by writing to the following address to the attention of the Board of Directors or a committee of the Board of Directors at:

Board of Directors

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Confidential communications may be sent through the Internet by logging on to http://www.reportit.net and entering the username: “Citizens” and the password: “Citizens.” All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the communication is intended only for a specific committee. In the case of issues relating to our financial reporting, communications should be directed to the Chair of our Audit Committee who is an independent director. CVB Financial Corp.’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees. This log is available for inspection by the members of the Board of Directors.

Executive Officers

Christopher D. Myers served as our President and Chief Executive Officer, and as one of our directors, from August 1, 2006 to March 15, 2020. Mr. Myers and the Company announced his planned retirement and transition on July 18, 2019, pursuant to a press release issued on that date and a Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on July 19, 2019. Following this event, the Executive Committee of the Board of Directors undertook a search for a replacement, and on February 19, 2020, the Company announced the selection of David A. Brager as our new Chief Executive Officer, and his appointment as a director, effective on March 16, 2020.

Biographical information about all of our named executive officers is contained under Item 1 of our Annual Report on Form 10-K for 2019, a copy of which is being mailed with this proxy statement or, as referenced in the Notice, is available on the SEC’s website at http://www.sec.gov and at www.cbbank.com/annualmaterials.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:

ELECTION OF DIRECTORS

We have nominated nine (9) directors for election at our annual meeting of shareholders. We increased the number of our directors from eight to nine in connection with the Company’s merger with Community Bank which occurred in August 2018.

We have nominated the persons named below, all of whom are presently members of CVB Financial Corp.’s Board of Directors, for election to serve until our 2021 annual meeting of shareholders and until their successors have been duly elected and qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. Proxy holders will cast their votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. Proxies cannot be voted for a greater number of individuals than the number of nominees named.

Each of our Board members was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board of Directors that the nominees have demonstrated an ability to make meaningful contributions to the oversight of our business and affairs, have a reputation for honesty and ethical conduct in their personal and professional activities, exhibit independence, experience and sufficient communication and analytical skills, and meet our diversity objectives. On an annual basis, the members of our Board of Directors are required to complete detailed questionnaires which assess, among other things, the specific skill sets and qualifications of our directors, and the responses to these questionnaires are in turn reviewed by our Nominating and Corporate Governance Committee.

The Nominees

The directors standing for reelection are:

					Committee Memberships

					CVBF Board Committees			CBB Board Committees

Name Current Position	Age	Occupation	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Balance Sheet Management	Loan	Risk Management	Trust Services

Raymond V. O’Brien III Chairman of the Board	63	Chief Executive Officer, Cal Plate, Inc.	2012	YES	•	Chair	Chair	Chair	•	•	•

George A. Borba, Jr. Vice Chairman of the Board	52	Partner, George Borba & Son Dairy, LP; President, Belonave Dairy; President, 5 Mile Ranch LLC	2012	YES		•	•	•	•	•	Chair

David A. Brager Director and Chief Executive Officer	52	Chief Executive Officer, CVB Financial Corp.	2020	NO				•	Chair	•	•

Stephen A. Del Guercio Director	58	Partner, Demetriou, Del Guercio, Springer & Francis, LLP	2012	YES	•	•	•	•		Chair	•

Rodrigo Guerra, Jr. Director	64	Retired Partner, Skadden, Arps, Slate, Meagher & Flom LLP	2017	YES	•	•	•	•		•	•

Anna Kan Director	46	Chair, California Manufacturing Technology Consulting	2016	YES	•	•	•	•		•	•

Marshall V. Laitsch Director	71	Retired Banking Executive	2018	YES	•	•	•	•		•	•

Kristina M. Leslie Director	55	Retired Finance Executive	2015	YES	Chair	•	•	•		•	•

Hal W. Oswalt Director	72	President and Chief Executive Officer, Oswalt Consulting	2014	YES	•	•	•	•		•	•

Eight of our nine nominees were elected at the 2019 annual meeting of shareholders, and one nominee (David A. Brager) was appointed to our Board of Directors effective March 16, 2020 in connection with his appointment as our new Chief Executive Officer. Although each of the nominees was selected based on the entirety of his or her experience and skills, the following sets forth certain specific qualifications for directorship for each of our directors:

George A. Borba, Jr. is Vice-Chairman of the Board and has served on our Board since 2012. Mr. Borba, a dairy farmer, became a partner in George Borba and Son Dairy in 1990. He is currently President of Belonave Dairy and 5 Mile Ranch LLC, in Bakersfield, California, which together represent one of the larger dairy operations in the State of California. Mr. Borba earned a B.S. in Agricultural Business Management with a concentration in Finance from the California Polytechnic University in San Luis Obispo. He has served on various boards in San Bernardino and Kern Counties and is active in the Bakersfield community. Currently, Mr. Borba serves as a board member of Bethany Homeless Shelter and the Alliance Against Family Violence and Sexual Assault. Mr. Borba brings to our Board a deep understanding of the dairy and agricultural industries, which are significant components of Citizens Business Bank’s loan portfolio, as well as strong connections with the business community in the Central Valley of California, which is an important region for Citizens Business Bank’s current and potential future growth.

David A. Brager is the Chief Executive Officer and a director of CVB Financial Corp. and Citizens Business Bank, having been appointed to these positions effective on March 16, 2020. From 2010 to 2020, Mr. Brager served as Executive Vice President of Citizens Business Bank’s Sales Division which includes oversight of all business financial centers, customer lending and deposit relationships, marketing, treasury management, international services, government services and bankcard products. Mr. Brager previously served as the Senior Vice President and Regional Manager of Citizens Business Bank’s Central Valley Region, after serving as Manager of the Bank’s Fresno Business Financial Center. Mr. Brager received his B.S. from California State University, Fresno, and graduated from the Pacific Coast Banking School, which is in partnership with the University of Washington Graduate School of Business. He presently also serves as a member of the Governance Council of the College and Career Preparatory Academy under the Orange County Office of Education. Mr. Brager’s qualifications to sit on our Board include his extensive banking, sales, operational and executive leadership experience.

Stephen A. Del Guercio has served on our Board since 2012. Mr. Del Guercio is presently a partner with the law firm of Demetriou, Del Guercio, Springer & Francis, LLP. He was admitted to the California Bar in 1986. His practice areas include real estate and corporate transactional law, serving mid-sized businesses and high net worth individuals. He received his B.A. from the University of Southern California, graduating magna cum laude in 1983, and he received his J.D. from the University of Southern California Law School, graduating Order of the Coif in 1986. Mr. Del Guercio served on the City Council of the City of La Canada Flintridge from 2001 to 2013, including three one-year terms as Mayor. He is also involved with various community and charitable organizations in the greater Pasadena and Los Angeles areas. Mr. Del Guercio’s qualifications to sit on the Board include his legal and financial experience and his extensive relationships in the business community in the San Gabriel Valley, which is another key region for Citizens Business Bank.

Rodrigo Guerra, Jr. was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2017. Mr. Guerra is a retired partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he worked from 1983 until 2016. During his 33 years at the firm, he represented leading companies, investment banks and institutional investors in a broad range of corporate transactions, including corporate finance, mergers and acquisitions, and restructurings. He also specialized in counseling corporations and their officers and directors on securities and corporate governance matters, with particular expertise in advising special committees of directors in conflict situations. Mr. Guerra has also served as a Commissioner on the Los Angeles County Local Government Services Commission and as a board member of the Los Angeles Center for Law & Justice, Polytechnic School and Descanso Gardens. He received his

B.A. from Stanford University in 1978, and his M.B.A. and J.D. from UCLA in 1982. Mr. Guerra’s qualifications to sit on our Board include his deep expertise in corporate and securities law, mergers and acquisitions, and corporate governance matters, as well as his strong connections with the greater Los Angeles business and legal communities.

Anna Kan was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2016. Ms. Kan serves as Chair of the Board of California Manufacturing Technology Consulting (CMTC), the largest Manufacturing Extension Center in the U.S. which, in partnership with the U.S. Department of Commerce, is dedicated to serving and promoting U.S. manufacturing. Previously, Ms. Kan served as the President and CEO of privately held Formosa Meat Company (dba Golden Island Jerky) from 1997 to 2013. Under her leadership, the company achieved seventeen consecutive years of growth. In 2013, Ms. Kan negotiated a successful sale of the company to Hillshire Brands. Ms. Kan earned her B.A. degree in communication studies from the University of Iowa and received her Executive Masters of Business Administration from the Kellogg School of Management, Northwestern University. Ms. Kan’s qualifications to sit on our Board include her organizational and strategic planning expertise in innovation and growth and her knowledge of commercial and industrial lending, family businesses and customer relationship management.

Marshall V. Laitsch was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2018. Mr. Laitsch is a retired banking executive and was Chairman of the Board at Community Bank from 2014 until its merger with Citizens Business Bank in August 2018. Over the past decade, Mr. Laitsch has served on the boards of directors of several banks based in California and New Jersey, including Professional Business Bank, Bank of Manhattan and College Savings Bank, as well as on the board of The Management Trust, a property management company. From 1999 to 2007, he held the position of President and CEO at a succession of financial institutions in California and Hawaii, including Pacific Century Financial Corporation, Sunwest Bank, Bank of Orange County and Placer Sierra Bank. Earlier in his career, he served in the U.S. Army and in a variety of officer positions at larger national banking organizations, including Continental Illinois, Crocker National Bank, Citicorp and Union Bank, where he worked in commercial lending, corporate banking, leveraged buy-outs, and merger and acquisition financing. Mr. Laitsch has been involved in a variety of roles with the Orange County Chapter of the Juvenile Diabetes Research Foundation. He received both his B.A. in business administration and his M.B.A. in finance from Western Illinois University, in 1970 and 1973, respectively. Mr. Laitsch’s qualifications to sit on our Board include his deep experience as a financial services executive and bank board member as well as his significant connections to and service with Community Bank. He is also a prominent member of the business community in Orange County, which is an important region for Citizens Business Bank.

Kristina M. Leslie was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2015. Ms. Leslie began her career at Paramount Communications in New York, serving in a variety of financial management roles, including treasury, investor relations and strategic planning. Following the acquisition of Paramount by Viacom, Ms. Leslie served as Director of Financial Planning for Viacom with responsibility for financial and strategic planning for Paramount Pictures, Madison Square Garden and Simon and Schuster. In 1996, Ms. Leslie relocated to California to join DreamWorks as Head of Strategic Planning and Corporate Finance, where she oversaw financial planning, strategic partnerships and investor and banking relationships. She became Chief Financial Officer of DreamWorks in 2003 and led the $840 million initial public offering of DreamWorks Animation in 2004. She continued to serve as DreamWorks’ CFO until her retirement in 2007. Ms. Leslie is currently a Director and Chair-Elect of the Board of Blue Shield of California, serving as Chair of its Audit Committee, and as a member of its Finance and Investment and Compensation Committees. In addition, Ms. Leslie is a Director at Justworks, Inc. where she is Chair of its Audit Committee. Ms. Leslie is also a trustee and Vice Chair of the Board at Flintridge Preparatory School in La Canada, California. Ms. Leslie earned her B.A. degree in Economics from Bucknell University and her Master of Business Administration degree in Finance from Columbia University. Ms. Leslie’s qualifications to sit on our Board include her extensive experience in the areas of treasury management, financial planning, accounting and finance, and her prominence in the business community in the San Gabriel Valley, where Citizens Business Bank has important operations and customers.

Raymond V. O’Brien III is Chairman of the Board and has served on our Board since 2012. Mr. O’Brien has an extensive background in both manufacturing and banking. Mr. O’Brien began his professional career in banking in 1979 with Chase Manhattan Bank and moved to 1st Business Bank in 1983. In 1988, he left the banking profession and became CEO and owner of I.L. Walker, a Los Angeles- based manufacturing company. Over the next two-plus decades, Mr. O’Brien owned and led several manufacturing companies. He is currently the Chief Executive Officer and owner of Cal Plate, Inc., based in Artesia, California. Mr. O’Brien was a founding director of American Business Bank in 1997 and served as a director at that institution until 2012. Mr. O’Brien earned his B.B.A. in Finance from the University of Notre Dame in 1979. Mr. O’Brien is an active “49er” member of the Young Presidents’ Organization. Mr. O’Brien’s qualifications to sit on our Board include his operational and financial expertise gained from the successful operation of a number of business entities, as well as his direct experience as a banker and bank director.

Hal W. Oswalt was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2014. Mr. Oswalt spent 16 years as a commercial banker in Oklahoma, where he served in the positions of President, CEO and Director of community banks in Oklahoma City and Tulsa. He has extensive experience working in the financial consulting industry where his roles have included serving as Managing Director of Global Consulting for an international IT software and outsourcing provider, as Managing Director of Sheshunoff Consulting Services, President of Brintech, Inc., President of SC+S Risk Management Services and President of Oswalt Consulting. Mr. Oswalt has managed consulting projects throughout the United States, Europe, Asia and Australia. Mr. Oswalt earned a B.S. in Business and a M.B.A. from Oklahoma State University. He is also a graduate of the University of Wisconsin’s Graduate School of Banking. Mr. Oswalt’s qualifications to sit on our Board include his extensive background in both commercial banking and financial consulting, and his particular expertise in strategic planning, cost management and organizational change management.

Director Independence

With the exception of Mr. Brager, each of our directors is “independent” within the meaning of the rules and regulations promulgated by the NASDAQ Stock Market, and has been determined to be “independent” by our Nominating and Corporate Governance Committee, with respect to his or her Board service and the committees on which each such director respectively serves. In making such determinations, our Nominating and Corporate Governance Committee evaluates banking, commercial service, familial or other connections and transactions involving each director or immediate family member and his or her related interests, and the Company, if any.

The Board of Directors and Committees

The Board of Directors of CVB Financial Corp. oversees our business and corporate affairs. As set forth previously, the Board of Directors of CVB Financial Corp. also has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors of Citizens Business Bank has four standing committees: Balance Sheet Management Committee, Loan Committee, Risk Management Committee and Trust Services Committee.

Number of Meetings Attended

During 2019, CVB Financial Corp.’s Board of Directors held 12 regular meetings and 10 special meetings, and the Board of Directors of Citizens Business Bank held 12 regular meetings and 10 special meetings. The higher than normal number of special meetings during 2019 was primarily due to the Board’s preparation for the Company’s announcement on July 18, 2019 of the retirement of Mr. Myers as our President and Chief Executive Officer, which retirement was effective on March 15, 2020, and the Board’s subsequent search for his replacement as CEO.

All of the directors of CVB Financial Corp. and Citizens Business Bank who served in 2019, and all of the directors of CVB Financial Corp. who are nominated for election at the 2020 annual meeting of shareholders (except for Mr. Brager who was appointed as a director effective March 16, 2020), attended at least 75% of the aggregate of (i) the total number of CVB Financial Corp. and Citizens Business Bank Board meetings which they were eligible to attend and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial Corp. or Citizens Business Bank on which they served during 2019 and which they were eligible to attend.

Audit Committee

The Audit Committee of the Board of Directors is composed of Kristina M. Leslie (Chair), Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Marshall V. Laitsch, Raymond V. O’Brien III, and Hal W. Oswalt. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market.

The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and the Company’s systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; (iv) the performance of our internal audit function and independent auditors; and (v) our information security program. The Board of Directors has determined that Ms. Leslie is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the Company’s independent auditors. Our internal audit function, our independent auditors and our CISO report directly to the Audit Committee. Among other things, the Audit Committee prepares the audit committee report for inclusion in the annual proxy statement; reviews and discusses with management and the independent auditors our independent certified audits; reviews and discusses with management and the independent auditors our quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services performed by our independent auditors; oversees our information security program; reviews significant findings by our bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by our employees of concerns or questions relating to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. During 2019, the Audit Committee held 12 regular monthly meetings, plus 4 quarterly meetings for the purpose of reviewing and approving SEC filings and appointing our independent auditing firm, and one special meeting.

The report of the Audit Committee is included below.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this Report by reference.

Audit Committee Report

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, the audit process of CVB Financial Corp. and our information security program. The Audit Committee manages CVB Financial Corp.’s relationship with its independent auditors (who report directly to the Audit Committee).

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and KPMG LLP, the independent registered public accounting firm for CVB Financial Corp., regarding our audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and satisfied itself as to their independence. The Audit Committee also reviewed the most recent PCAOB inspection report and peer review report of KPMG LLP by PricewaterhouseCoopers LLP.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K, for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

THE AUDIT COMMITTEE
Kristina M. Leslie, Chair	Marshall V. Laitsch
Stephen A. Del Guercio	Raymond V. O’Brien III
Rodrigo Guerra, Jr.	Hal W. Oswalt
Anna Kan

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee consisting of Raymond V. O’Brien III (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Marshall V. Laitsch, Kristina M. Leslie and Hal W. Oswalt. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market.

As set forth above, the Nominating and Corporate Governance Committee:

•	Assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors;
•	Recommends to the Board of Directors the director nominees for the next annual meeting;
•	Recommends to the Board of Directors director nominees for each Board committee; and
•	Develops and recommends a set of corporate governance principles applicable to CVB Financial Corp. and Citizens Business Bank.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any outside search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern regarding corporate governance matters; recommending to the Board the appropriate directors to serve on each Board committee; and reviewing and reassessing the adequacy of its Charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company’s bylaws and referenced in the Notice of Annual Meeting of Shareholders. The charter of the Nominating and Corporate Governance Committee is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Nominating and Corporate Governance Committee held 2 regular meetings and no special meetings during 2019.

Compensation Committee

The Compensation Committee of the Board of Directors of CVB Financial Corp. (the “Compensation Committee”) has overall responsibility for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation, bonus and equity- based plans. This committee is composed of Raymond V. O’Brien III (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Marshall V. Laitsch, Kristina M. Leslie and Hal W. Oswalt. Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market. During 2019, the Compensation Committee held 12 regular meetings and 5 special meetings.

The Compensation Committee has a charter, which can be found on CVB Financial Corp.’s website, www.cbbank.com, by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

The Compensation Committee has the responsibility of recommending to the Board of Directors the appropriate level of compensation for the Board of Directors, and for determining the total compensation of all executive officers of CVB Financial Corp. and Citizens Business Bank. In 2019, this responsibility included (i) negotiating, reviewing and approving the terms and conditions of the Company’s amended employment agreement and retirement and consulting agreement with our retiring President and Chief Executive Officer, Christopher Myers, as well as (ii) working with the Company’s outside compensation consultants at Pearl Meyer to develop appropriate compensation parameters in connection with the Company’s recruitment of a new CEO to replace Mr. Myers. For further information on Mr. Myers’ amended employment agreement and retirement and consulting agreement, and the terms and conditions of our new CEO’s employment agreement, please refer to the respective sections of this proxy statement on “Compensation Arrangements with our Retiring Chief Executive Officer” and “Compensation Arrangements with our New Chief Executive Officer.”

Compensation Committee may delegate its authority to others within the organization if it deems necessary, but has not done so. Our CEO, Chief Financial Officer, and Human Resources Director participate, when requested to do so, in determining or recommending the amount or form of executive and director compensation (except with respect to their own compensation).

Role of our Compensation Consultants

The Compensation Committee has the authority to consult and retain internal and external advisors as needed. In determining the compensation of our named executive officers, including our CEO, and our Board of Directors, the Compensation Committee has elected to utilize a variety of resources, including reports, information and advice provided by Frederic W. Cook & Co., Inc. (“FW Cook”) and Pearl Meyer, both of which are leading national firms specializing in providing compensation consulting services to public companies.

FW Cook was initially retained by our Compensation Committee as the Company’s lead outside compensation consultant from November 2013 and served in this role through June 2019. During this period, FW Cook performed numerous projects, including, among others, (i) annual review and updating of the peer group of comparable financial companies being utilized by the Company for the purposes of benchmarking our executive compensation as well as our relative financial and operational performance, (ii) review and assistance in developing the terms of the 2014 and 2018 renewals of the Company’s employment agreement with our longtime President and CEO, Christopher D. Myers, (iii) review and design of our NEO bonus plans for 2018 and prior years back to 2013, (iv) periodic review of compensation levels and components for the outside members and committee chairs of our Board of Directors, and (v) review and assistance with the analysis and structuring of the Company’s retirement and consulting arrangements with Mr. Myers.

In June, 2019, our Compensation Committee decided to change its primary outside compensation consulting relationship from the firm of FW Cook to the firm of Pearl Meyer, primarily because the Committee believes it is useful to rotate among respected outside advisors on a periodic basis in order to gain the benefit of different insights and perspectives on the important subjects of CEO, NEO and Board of Directors compensation. Accordingly, during the period from the Company’s initial retention of Pearl Meyer in June, 2019 through the remainder of 2019, Pearl Meyer supported the Compensation Committee in connection with the following specific projects: (i) reviewing and recalibrating the Company’s peer group of comparable banking companies for our 2019 fiscal year, (ii) reviewing the compensation provided to our outside directors and committee chairs and making recommendations regarding certain adjustments, (iii) performing benchmarking studies covering the compensation of our CEO and our other NEOs, and (iv) developing appropriate terms for the Company’s employment agreement with our new CEO, Mr. Brager, which was concluded on February 14, 2020. For further information regarding the adjustments made to the compensation of our outside directors and certain committee chairs for the Company’s 2019 and 2020 fiscal years, please refer to the section of this proxy statement on “Director Compensation,” and for further information on the terms of the Company’s 2020 employment agreement with our new CEO, please refer to the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer.”

The peer group review and recalibration performed by Pearl Meyer in 2019 is part of our ongoing efforts to properly benchmark the Company’s financial and operational performance for executive and director compensation and related purposes. For further information on the results of such benchmarking analysis, please refer to the sections of this proxy statement on “Overview of our Financial and Operational Performance.”

For additional information on Pearl Meyer’s assistance in connection with the development of the group of peer companies for CVB Financial Corp., please refer to the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.”

In 2019, CVB Financial Corp. utilized FW Cook for the period from January through June 2019 at a total cost of approximately $23,300, and also in 2019, due to the mid-year change in our primary compensation consulting relationship, CVB Financial Corp. subsequently engaged Pearl Meyer for additional projects described above during the period from June through December 2019 at a total cost of approximately $40,000. Our assessment found no conflict of interest posed by the retention of either FW Cook or Pearl Meyer as compensation consultants for CVB Financial Corp.

Compensation Discussion and Analysis

The following compensation discussion and analysis describes and summarizes the structure, objectives and results of the various compensation programs administered by our Compensation Committee for our 2019 fiscal year for our five then-current executive officers for whom disclosures must be provided under SEC rules (“named executive officers” or “NEOs”):

Christopher D. Myers	President and CEO of CVB Financial Corp. and Citizens Business Bank (sometimes referred to as the “CEO”)
E. Allen Nicholson	Executive Vice President, CFO of CVB Financial Corp. and Citizens Business Bank
David A. Brager	Executive Vice President, Sales Division Manager of Citizens Business Bank
David F. Farnsworth	Executive Vice President, Chief Credit Officer of Citizens Business Bank
David C. Harvey	Executive Vice President, Chief Operations Officer of Citizens Business Bank

General Information

Overview of our Financial and Operational Performance

The year 2019 marked a record year of financial performance for CVB Financial Corp. and Citizens Business Bank, highlighted by continuing gains in operating efficiencies and scale attributable to our merger with Community Bank in August, 2018. For 2019, our net earnings were $207.8 million, the highest in the Company’s history, compared to net earnings of $152.0 million in 2018, for a growth rate of 37%, as we realized the benefits of the Community Bank acquisition over the full calendar year.

Concurrent with this increase in earnings, the Company’s return on assets (“ROA”) ratio showed improvement, increasing from 1.60% in 2018 to 1.84% in 2019, while the Company’s return on equity (“ROE”) showed a slight decline, from 11.00% in 2018 to 10.71%, in 2019, due to additional retained earnings and the increase in intangible equity (goodwill) as a result of the Community Bank acquisition. The Company’s return on average tangible common equity (“ROATCE”) increased from 15.18% in 2018 to 17.56% in 2019. Similarly, our ratio of noninterest expense to total assets improved from 1.89% in 2018 to 1.76% in 2019, while our efficiency ratio improved from 45.83% in 2018 to 40.16% in 2019, as expenses associated with our merger with Community Bank substantially moderated in 2019 as compared to the third and fourth quarters of 2018. At the same time, the Company’s net interest margin (tax equivalent) increased from 4.03% in 2018 to 4.36% in 2019, reflecting the consolidation of Community Bank’s assets on to the Company’s balance sheet during a period in which the market interest rate yield curve was generally flattening.

At year-end 2019, the Company’s total assets of $11.3 billion and total deposits and customer repurchase agreements of $9.13 billion decreased marginally from comparable year-end 2018 levels of $11.5 billion and $9.27 billion, respectively, representing declines of 2.14% and 1.47%, respectively. These declines were primarily due to our continuing process of absorbing, analyzing and vetting the customer relationships acquired from Community Bank. However, our balances of noninterest-bearing deposits, which are a key component of our strategy to maintain a competitive advantage in our cost of funds, increased slightly from $5.20 billion at year-end 2018 to $5.25 billion at year-end 2019, and such deposits comprised 60.26% of total deposits at year-end 2019 compared to 58.96% at year-end 2018.

During this same period, the Company’s credit profile and ratio of nonperforming assets to total assets improved from 0.18% to 0.09%, notwithstanding an initial increase in this ratio following our merger with Community Bank. For comparison purposes, our financial statements for calendar year 2018 included only 143 days of post-merger operations with Community Bank’s assets, liabilities and continuing employees.

CVB Financial Corp. has achieved these successes while maintaining what it believes to be a notably sound financial structure. In January 2020, CVB Financial Corp. and Citizens Business Bank were recognized as the number one, top-rated bank in the United States by Forbes “America’s Best Banks 2020,” which rates the largest 100 banks in the United States by asset size, utilizing financial metrics calculated for the 2019 calendar year based on the magazine’s performance scorecard. In addition, Citizens Business

Bank’s ratios for critical capital measures as of December 31, 2019 significantly exceeded the amounts necessary in order to be considered well-capitalized for regulatory purposes: 14.94% (Tier 1 Risk-based Capital Ratio), 14.94% (Common Equity Tier 1 Risk-based Capital Ratio), 15.83% (Total Risk-based Capital Ratio), and 12.19% (Tier 1 Leverage Ratio). The well-capitalized standards for these ratios in 2019 were 8%, 6.5%, 10%, and 5%, respectively.

CVB Financial Corp.’s financial and operational success can also be measured on a relative basis by comparing the Company’s performance to that of a group of peer companies. The Company’s peer group was updated during 2019 in connection with the engagement of Pearl Meyer to assist with the Compensation Committee’s review of our director and executive officer compensation. This group of peer companies is described below in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.” As measured by six key metrics which we believe are commonly utilized in evaluating banking entities, (ROE, ROA, net interest margin, nonperforming assets excluding restructured loans divided by total assets, efficiency ratio, and noninterest expense divided by average assets), CVB Financial Corp.’s performance for 2019 placed it in the top quartile of our peer group on five of the six measures, all except ROE, and just below the top quartile for ROE. For the three-year period from 2017-2019, CVB Financial Corp. attained top quartile performance on all measures, except for net interest margin which was above the median of the group. These performance figures were achieved for 2019 and the most recent three-year period despite the incurrence of one-time expenses and the increase in intangible assets attributable to the Company’s merger with Community Bank.

Source: Standard & Poor’s SNL Financial

CVB Financial Corp. achieved annualized shareholder returns for the one-year, three-year and five-year periods ending December 31, 2019 of 10%, 1% and 9% respectively, which places CVB Financial Corp. in the first quartile for the one-year and the second quartile for the three- and five-year measurement periods relative to its peers.

2019 Compensation Program Overview

The Compensation Committee believes that CVB Financial Corp.’s executive compensation program is well-designed to support growth in enterprise and shareholder value within the context of maintaining a sound and compliant financial and risk management structure. The following points summarize how the Compensation Committee addressed the key issues and components of our executive compensation program for our 2019 fiscal year:

•

On July 18, 2019, the Company announced that Mr. Myers would be retiring as our President and CEO, and that the Company had concurrently entered into an amendment to his 2018 employment agreement (the “Employment Agreement Amendment”) and a Retirement and Consulting Agreement (the “2019 Consulting Agreement”) which provided that (i) Mr. Myers would continue to serve as our CEO until March 15, 2020 and (ii) would thereafter serve the Company as a consultant through December 31, 2020:

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In return for Mr. Myers’ agreement to continue serving as our CEO until March 15, 2020, the vesting date of certain time-based restricted stock units and the target number of performance-based restricted stock units, which would have otherwise vested on September 12, 2020 under the terms of Mr. Myers’ 2018 Employment Agreement, was accelerated to March 15, 2020. These restricted stock units totaled 90,000 shares. Mr. Myers’ final installments of time-based restricted stock units (45,000 shares) and performance-based restricted stock units (also 45,000 shares at targeted performance), which would have vested on September 12, 2021 under his 2018 Employment Agreement, were cancelled, and Mr. Myers will receive no shares or other benefits under such grants;

¡

As consideration for Mr. Myers’ agreement to serve the Company as a consultant following his retirement date through December 31, 2020, which includes non-competition obligations, the Company granted Mr. Myers time-based restricted stock units for 90,000 shares that are scheduled to vest at the end of the consultancy term. Although these restricted stock units are to be earned and vested over the consulting term in 2020, their value is reported as 2019 compensation in the Summary Compensation Table because they were granted to Mr. Myers in 2019; and

¡

During the term of his 2019 Consulting Agreement, Mr. Myers will receive monthly cash compensation of $25,000. See the section of this proxy statement on “Mr. Myers’ 2019 Retirement and Consulting Agreement” below.

•

On February 19, 2020, the Company announced the appointment of our new CEO, Mr. David A. Brager, and the concurrent conclusion of a new three-year employment agreement with Mr. Brager. While the key terms of this employment agreement are summarized below in the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer,” this contract is effective commencing in 2020 and thus will be covered in more detail in the Company’s proxy statement for our 2021 Annual Meeting of Shareholders.

•	Mr. Myers’ compensation as our CEO for 2019 conformed to the terms of his 2018 Employment Agreement:

¡	Mr. Myers’ base salary increased by 3%, from $900,000 to $927,000, on the September 12, 2019 anniversary date of the 2018 Employment Agreement;
¡	Mr. Myers earned an aggregate annual cash incentive of $1,136,250 in accordance with the metrics and criteria specified in his 2019 CEO Performance Compensation Plan;
¡

Pursuant to his 2018 Employment Agreement, Mr. Myers vested in 15,000 shares of CVB Financial Corp.’s common stock under time-based restricted stock units and 18,000 shares of CVB Financial Corp.’s common stock under performance-based restricted stock units (with the performance metrics keyed to the Company’s relative ROE and relative ROA, as compared to the same two metrics for banks in the KBW Nasdaq Regional Banking Index); and
¡

Mr. Myers also earned an incentive cash award under his 2018 Employment Agreement in the maximum potential amount of $1,100,000, based on the Company’s achievement on a relative ROA metric of at least the 75th percentile of peer banks within the KBW NASDAQ Regional Banking Index.

•	Base salary increases were implemented for all our other NEOs at moderate but varying levels, reflecting adjustments based on changes in market compensation rates and individual performance levels.
•

Annual incentive payouts under the Company’s annual CEO and NEO Performance Compensation Plans were keyed to our traditional metrics of profit and expense goals, loan and deposit growth and retention, loan quality, and project management:

¡

As in the past, net profit and expense measures remained the most important metrics for all our NEOs, and the relative weighting of other measures was structured to emphasize the areas over which each executive had the most direct responsibilities;

¡	Overall annual incentive payouts under our CEO and NEO Performance Compensation Plans varied by executive, ranging from 51% to 126% of the applicable NEO’s base salary,
¡

Similar to past years, our annual incentive plans for 2019 included a separate component (except for our President and CEO) based upon an evaluation of each NEO’s individual performance, which allows for an assessment of individual contributions to CVB Financial Corp. that could not be captured by looking solely at our financial metrics;

¡

Each of these NEOs could earn up to an additional 20% of their respective base salaries under this separate plan component. Overall payouts for these NEOs varied by executive, ranging from 10% to 20% of the applicable NEO’s base salary; and

¡

In the case of our President and CEO, this individual component of compensation was instead included as one of the core factors in his overall incentive award calculation, rather than as a separate opportunity. The individual component was set at a range of 10% to 30% of base salary for our CEO, and Mr. Myers received an award of 30% of base salary for this included individual component of his otherwise metrics-based incentive plan.

•	The Compensation Committee adjusted remuneration for our outside directors for 2019 and 2020 based on analysis of peer company director compensation provided by Pearl Meyer:

¡

Effective October 1, 2019, the additional annualized retainer for the Chair of our Audit Committee was increased from $10,000 to $20,000, and a new additional annualized retainer of $10,000 was provided to the Chair of our Risk Management Committee;

¡	Effective January 1, 2020, the annual retainer for all our outside directors was increased from $60,000 to $70,000; and
¡	Effective for 2020, the annual restricted stock grant to each of our outside directors will be targeted at $85,000 in stock value instead of a flat 4,000 shares per year.

•

Long-term incentives for our NEOs continued to be structured as a combination of restricted stock and stock options, with the addition of performance-based restricted stock units in the case of Mr. Myers under his 2018 Employment Agreement. Annual grants to our directors continued to be in the form of restricted stock. For 2020, the Committee intends to introduce performance-contingent restricted units for all our NEOs in order to further encourage alignment between executive compensation and long-term value to our shareholders.

•

The Company’s current Executive Incentive Plan, which sets forth the business criteria and other key terms of our annual NEO performance compensation plans, was last approved by our shareholders at our annual meeting in 2015. For our fiscal years prior to 2018, we were required to submit our Executive Incentive Plan for shareholder approval at least once every five years, in order for NEO incentive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and its California tax law counterpart, which in turn enabled the Company to maintain tax deductibility for such compensation paid to our executives in excess of $1 million per individual per fiscal year. However, as a result of amendments made to Section 162(m) by the federal Tax Cuts and Jobs Act of 2017, and similar changes subsequently enacted under California law, performance-based compensation for our executives is now included in compensation subject to the annual $1 million annual deduction limitation, so that such compensation in excess of $1 million is not deductible for fiscal years 2018 and after. As a result, there is no longer any legal requirement for the Company to obtain shareholder approval for our Executive Incentive Plan at our 2020 annual meeting. However, our Compensation Committee did continue to utilize the business criteria outlined in our 2015 Executive Incentive Plan for our 2019 CEO and NEO Performance Compensation Plans, and the Committee presently intends to maintain this practice in connection with the adoption of our 2020 CEO and NEO Performance Compensation Plans.

Philosophy and Objectives of Our Executive Compensation Program

We have adopted a basic philosophy and objective of offering an overall compensation program and package designed to attract and retain highly qualified managers and employees. We actively seek to implement compensation practices which we believe will encourage and motivate our Company’s managers to achieve superior performance on both a short-term and long-term basis. This underlying philosophy pertains specifically to executive compensation as well as to employee compensation at all other levels throughout our organization.

Our compensation program is generally designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;
•	Provide a base salary that is competitive in our industry;
•

In the annual incentive plan, align the interests of our executives with those of our shareholders, by utilizing performance-based incentive compensation, based primarily on financial metrics that we believe support shareholder value, along with a discretionary component based on an evaluation of individual performance; and

•

Offer equity-based compensation that also serves to better align the interests of our executives with those of our shareholders (through an emphasis on the creation of long-term shareholder value) and, in the case of our NEOs, is in part contingent upon the achievement of performance metrics.

Each of these elements is intended to incentivize our employees to accomplish our corporate goals. Our primary objectives are to achieve a level of earnings growth and loan and deposit growth consistent with enhancing shareholder value, while maintaining safe and sound practices in accordance with our legal and regulatory requirements.

The elements of the Company’s comprehensive compensation package for our executives typically consist of base salary, an annual performance incentive plan, an annual supplemental discretionary bonus plan, a long-term equity compensation plan, 401(k) plan contributions, a profit sharing plan, a deferred compensation program and health and welfare benefits. Our annual performance incentive plans for our executives, in turn, have historically been based on a subset of the objective financial and operational metrics that are set forth in the Executive Incentive Plan approved by our shareholders, most recently at our annual shareholders meeting in 2015.

However, in 2018, we departed from our longstanding practice of basing our executive incentive awards on specific financial and operational metrics, due to our transformative merger with Community Bank, which effectively spanned much of the period covered by our 2018 fiscal year. By comparison, in 2019, our merger and integration with Community Bank were substantially completed, and our Compensation Committee approved annual incentive plans for our NEOs that followed our practice in prior years of utilizing a traditionally more objective set of financial and operational metrics as well as an individual component. The specific elements of our annual incentive plans for 2019 are provided below in the section of this proxy statement on “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus.”

Summary of Components of Compensation

The following table outlines our various compensation components for which our NEOs are typically eligible in any given fiscal year of the Company.

The allocation in our program between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base salary, annual cash incentives and long-term equity incentives to encourage executive officer retention and performance.

Component	Characteristics	Purpose

Base Salary	This is a fixed cash compensation amount. Each executive officer is eligible for an annual salary increase, which will typically occur between July and September of each calendar year, based on performance.

The base salary component allows us to compensate our officers at a level that we believe is competitive in our industry. This helps us attract and retain highly qualified executives. This rewards individual performance and tenure of experience, and provides a level of stability for our officers.

Annual Incentive Compensation Awards

Paid based on CVB Financial Corp.’s and/or Citizens Business Bank’s attainment of enumerated financial and business metrics and goals established annually pursuant to our 2015 Executive Incentive Plan. Individual executives are provided with specific performance criteria based on their respective positions with CVB Financial Corp. and/or Citizens Business Bank.

The incentive compensation element serves to reward our executives when CVB Financial Corp. and/or Citizens Business Bank meet specified financial and business metrics and goals for the year, which we believe adds to shareholder value. This component incentivizes our executives to meet objective performance targets, which in turn helps us to meet the Company’s overall strategic goals.

Supplemental Bonus Payments	This component (up to 20% or 30% of base salary, depending on the officer) is entirely discretionary based on each executive’s individual performance as a senior manager of CVB Financial Corp. and/or Citizens Business Bank. The evaluation criteria are tailored to each executive’s area of responsibility.

The discretionary bonus element is designed to encourage our executives to meet their enumerated non-financial goals, such as risk management, customer retention, staff recruitment and retention, and support for other divisions. This component incentivizes teamwork and the achievement of non-metrics-based objectives that are critical for our overall success.

Component	Characteristics	Purpose

Restricted Stock and Time-Vesting RSUs	Awarded from time to time to selected officers, including our NEOs, based on position and performance. Our grants of restricted stock and time-vesting RSUs are subject to time-based vesting requirements. Recipients of awards of restricted stock or RSUs are also entitled to currently receive dividends associated with the underlying shares before such shares have vested.

Restricted stock and time-vesting RSUs link the interests of recipients to shareholders, by focusing on the long-term value of CVB Financial Corp.’s stock, and have less dilution to our shareholders compared to stock option grants, because restricted stock and RSU grants typically involve fewer shares. Restricted stock and time-vesting RSU awards to our NEOs typically vest over a three or five-year period in order to encourage long-term employment at the Company and/or to support the achievement of long-term Company objectives.

Performance-Vesting RSUs (only applicable to CEO for 2019)

Payment is tied to the attainment of specific financial or performance- based goals. Recipients of performance-vesting RSUs are also entitled to receive dividends associated with the underlying shares after the date of grant and prior to vesting, although such dividends are paid retroactively, only after the actual number of shares earned under the award is finally determined.

Performance-vesting RSUs incentivize an executive to achieve specific financial or other goals which are considered to be important to the Company’s overall success.

Stock Options	Recipients must pay an exercise price that is not less than the fair market value of the stock at the time of grant in order to acquire the related shares of stock.

Stock options allow the executive to share in the long-term appreciation of CVB Financial Corp.’s stock. This helps to align the compensation of the executive with the interests of our shareholders. Stock option grants typically vest over a three or five- year period and have a ten-year term.

Component	Characteristics	Purpose

401(k) Plan/Profit Sharing

This has two components: (i) “safe harbor” 401(k) Plan contributions which are paid by CVB Financial Corp. in a fixed percentage for eligible participating employees (in addition to which the executive may elect to make deferral contributions), and (ii) profit-sharing contributions which are paid to eligible Plan participants, including our NEOs. Contributions with respect to both components are at the discretion of the Compensation Committee and may be up to an aggregate of 8% of salary and bonus (subject to a ceiling of total salary and bonus for calculation purposes for any individual of $280,000 for 2019).

The 401(k) Plan assists the executive in saving for retirement because all contributions go into a tax-qualified retirement plan. The profit-sharing portion also allows the executive to share in the profits of CVB Financial Corp. and, to that extent, encourages our executives to meet targeted performance goals.

Deferred Compensation Plans

One plan was available to our CEO (prior to his retirement) with a guaranteed annual minimum rate of return, and a separate plan is available to other qualifying senior officers and directors without such a guaranteed rate of return.

Deferred compensation allows for the tax deferral of compensation and the potential growth of any deferred amounts.

Health and Welfare Benefits

These benefits are the same as those offered to the Company’s eligible employee base, including medical, dental, vision, life and disability insurance. The NEOs pay a portion of the costs in the same manner as all eligible employees.

These benefits assist all our eligible employees, including our NEOs, in meeting their and their respective families’ basic health and welfare needs.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our CEO, the Compensation Committee meets outside the presence of all our named executive officers. With respect to the compensation of all our other NEOs, the Compensation Committee meets outside the presence of all our executive officers, other than, as requested by the Compensation Committee, our CEO, our Chief Financial Officer (except with respect to his own compensation) and our Human Resources Director. The Compensation Committee generally reviews and approves any incentive compensation and discretionary bonus plans for our NEOs and other key managers within the first ninety days of the applicable year, although there may be exceptions in the case of extraordinary or unique circumstances or events. Base salary increases, if any, for all our employees, including our NEOs, are generally reviewed and approved by the Compensation Committee between July and September of each year.

With the input of our Human Resources Department, the CEO summarizes the previous year’s performance of selected officers and employees for the Compensation Committee and makes recommendations to the Compensation Committee regarding base salary levels, cash incentive compensation targets, performance goals, discretionary bonus targets and equity incentive awards for our NEOs (other than for himself). The Compensation Committee determines each element of the CEO’s compensation.

In January or February of each calendar year, the Compensation Committee determines cash payments under the prior year’s performance compensation plans and supplemental bonus plans, as applicable, and generally in the first ninety days of each year (except as noted above), the Compensation Committee determines target amounts and performance criteria for the current year’s annual incentive plans. The Compensation Committee similarly meets from time to time to determine equity incentive awards for eligible employees, including our NEOs.

Peer Group Considerations and the Compensation Consultant

As noted above, the Compensation Committee engaged Pearl Meyer to perform compensation reviews in September and November of 2019, in order to assist the Committee in evaluating whether the key components of compensation at CVB Financial Corp. for our Board of Directors, CEO and our other NEOs, as applicable, were competitive with comparable compensation packages provided for similar positions and roles at peer commercial banking organizations. In addition, from time to time, our Compensation Committee analyzes salary surveys from relevant organizations such as the Western Bankers Association and similar data provided by other recognized industry sources.

In connection with the review conducted regarding compensation for our Board of Directors, in September 2019, the Compensation Committee, in consultation with Pearl Meyers, modified our peer group consistent with the criteria initially developed in connection with the Committee’s prior work with FW Cook, starting in 2013, which focuses on banks and bank holding companies that we believe are reasonably comparable to the Company with respect to key indicators such as asset size, market capitalization and geographic location.

As a result of the September 2019 peer group study by Pearl Meyer, the Company’s peer group for 2019 was adjusted to reflect the substantial increase in the Company’s total assets and market capitalization due to our 2018 merger with Community Bank. The resulting peer group consisted of the following 14 banking institutions shown in the chart below, as ranked by market capitalization, nine of which institutions were also part of the Company’s peer group in 2018 prior to the Community Bank merger. The data below reflects the financial information available at the time the peer group was reviewed by Pearl Meyer and the Committee in September 2019, which was based on public filings dated June 30, 2019.

Company Name	Total Assets (6/30/19)	Market Capitalization (6/30/19)

	(in billions $)	(in billions $)

Western Alliance Bancorporation	25.3	4.6

PacWest Bancorp	26.3	4.6

Umpqua Holdings Corporation	28.0	3.7

First Hawaiian, Inc.	20.5	3.5

Bank of Hawaii Corporation	17.7	3.4

CVB Financial Corp.	11.2	2.9

Columbia Banking System, Inc.	13.1	2.7

Independent Bank Corp.	11.6	2.6

Pacific Premier Bancorp, Inc.	11.8	1.9

Banner Corporation	11.8	1.9

TriCo Bancshares	6.4	1.2

Boston Private Financial Holdings, Inc.	8.7	1.0

HomeStreet, Inc.	7.2	0.8

Opus Bank	7.9	0.8

Banc of California, Inc.	9.4	0.7

Source: Standard & Poor’s Capital IQ

These banking institutions were selected by the Compensation Committee because we believe they have similar business models and capabilities, and generally operate in a similar manner, to CVB Financial Corp. Specifically, the institutions in our peer group were all within an approximate ratio of 0.24x to 2.51x in both key components of total assets and market capitalization, as compared to CVB Financial Corp., as of the time when the peer group study was conducted. Within this defined universe of banks and bank holding companies, the Committee and Pearl Meyer then focused on the subset of institutions which operate in major metropolitan areas, where the Committee believes that competitive costs, pay levels and pay structures are more similar and relevant to those of the Company. Compared to the 14 peers, CVB Financial Corp. ranked at the 37th percentile for total assets and at the 64th percentile for market capitalization as of the June 30, 2019 comparison date. Using data as of December 31, 2019 for assets and market capitalization, CVB Financial Corp. would be ranked on these two components at the 38th and 62nd percentiles, respectively, within the peer group.

While our market analysis and the surveys by our outside compensation consultants inform our range of compensation alternatives, we do not tie our executive officers’ or directors’ compensation levels to specific market percentiles. Instead, the Compensation Committee uses this comparative compensation information as a set of reference points to assist in the retention of key executives whose performance is critical for the success of the organization and in the setting of appropriate goals with respect to the Company’s desired performance and results.

The Compensation Committee has observed that total compensation for our CEO has generally been in the top quartile for the peer group, whereas total compensation for each of our NEOs other than our

CEO has historically been within a range of between the 25th percentile and 50th percentile for the peer group, based on individual officer performance, responsibilities, contributions, experience, competitive conditions and internal equity. It may be the case, however, that specific components of a given executive’s compensation, such as base salary, annual incentive pay, bonus compensation or equity awards, may fall outside this range, depending upon factors such as the executive’s position relative to our other NEOs, the executive’s history with the Company, the executive’s level of achievement of specific goals, and market conditions. In addition, in view of the benchmarking study covering the compensation of our NEOs performed by Pearl Meyer during the latter part of 2019, the Compensation Committee is considering an upward adjustment to the target tier of compensation for our NEOs, potentially within a range around the median level, for the applicable position relative to the Company’s peer group. The Committee believes that this review is justified by the crucial contributions made by our NEOs to the Company’s outstanding performance over a sustained period during the past several years.

Consideration of Say-On-Pay Results

In 2017 our Board of Directors recommended, and a plurality of our shareholders’ vote approved (with the support of approximately 98.81% of the total votes cast), an annual period as the frequency of our Say-On-Pay advisory vote on the compensation of our NEOs. This vote was advisory and non-binding on CVB Financial Corp., and the Board of Directors may at some point decide that it is in the best interests of our shareholders and CVB Financial Corp. to hold an advisory vote on executive compensation less frequently than on an annual basis.

At our 2019 annual meeting of shareholders, our Say-On-Pay proposal itself received the support of approximately 94.00% of the total votes cast.

Our Board of Directors has elected, once again, to solicit a non-binding, advisory vote on the compensation of our NEOs for the Company’s 2019 fiscal year. See “Proposal 3: Advisory (Non-Binding) Vote to Approve Named Executive Officers’ Compensation.”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to obtain, at least once every six years, a shareholder vote on the frequency of our Say-On-Pay vote. Accordingly, shareholders will next be asked to vote on the frequency of our Say-On-Pay vote at our 2023 annual meeting of shareholders.

Compensation Arrangements with our Retiring Chief Executive Officer

On July 18, 2019, the Company announced that its President and Chief Executive Officer, Christopher D. Myers, would be retiring as an employee and as a director, effective March 15, 2020. Mr. Myers and the Company had previously entered into an Employment Agreement with a term of three years commencing on September 12, 2018 (the “2018 Employment Agreement”). In connection with his retirement, Mr. Myers entered into an amendment to his 2018 Employment Agreement (the “Employment Agreement Amendment”) as well as a separate Retirement and Consulting Agreement (the “2019 Consulting Agreement”). The key elements of the 2018 Employment Agreement, as amended by the Employment Agreement Amendment, and of the 2019 Consulting Agreement, are described below, and both documents were appended in full in connection with a related Form 8-K filed by the Company with the SEC on July 19, 2019. Due to the timing of Mr. Myers’ decision to retire and the evident effects on his 2018 Employment Agreement, the Compensation Committee relied upon our then-current compensation consulting relationship with FW Cook, and utilized our corporate counsel at Manatt, Phelps and Phillips LLP (“Manatt”), to assist with the formulation and negotiation of appropriate terms and conditions for the Employment Agreement Amendment and the 2019 Consulting Agreement.

Mr. Myers’ 2018 Employment Agreement, as amended by the 2019 Employment Agreement Amendment

Term. As noted above, the 2018 Employment Agreement carried an original term of three years (through September 12, 2021), which was shortened under the Employment Agreement Amendment to end on March 15, 2020.

Base salary. Pursuant to the 2018 Employment Agreement, Mr. Myers’ base salary was set at $900,000 for the initial year of the term, with an annual merit increase opportunity in base salary in the range of 2% to 4%, based on the Compensation Committee’s evaluation of Mr. Myers’ and the Company’s performance. Mr. Myers’ base salary was increased by 3% to an annualized rate of $927,000, effective as of the anniversary date of his contract on September 12, 2019.

Annual incentive opportunity. Under the 2018 Employment Agreement, Mr. Myers was provided with a target annual incentive opportunity of 100% of base salary and a maximum incentive opportunity of 150% for 2019, which was the last full year of his contract, based on his base salary in effect on March 1, 2019. Mr. Myers will not earn any annual incentive for the stub period of 2020 during which he continued to serve as our CEO.

Long-term equity incentives. Under the original terms of his 2018 Employment Agreement, Mr. Myers was granted 100,000 stock options, (the “Options”), 105,000 time-based RSUs (the “Time RSUs”), and 105,000 performance-based RSUs (the “Performance RSUs”).

The Options were originally scheduled to vest in three equal annual installments, and the first tranche of 33,333 Options vested as scheduled on September 12, 2019. However, the remaining two installments, which totaled 66,667 Options, have been canceled because Mr. Myers has retired and thus will not be employed at the Company for the remaining two annual vesting dates in 2020 and 2021.

The Time RSUs were originally set to vest as to 15,000 shares on September 12, 2019, 45,000 shares on September 12, 2020, and 45,000 shares on September 12, 2021, and the first tranche of 15,000 Time RSUs vested as scheduled on September 12, 2019. Under the Employment Agreement Amendment, the vesting of the second tranche of 45,000 Time RSUs was accelerated to Mr. Myers’ retirement date of March 15, 2020, as consideration for his agreement to continue to serve as our President and CEO through that date, and the third tranche of 45,000 Time RSUs was canceled.

The Performance RSUs were likewise originally scheduled to vest in installments over three years, on the same vesting dates, in installments at targeted levels of 15,000, 45,000 and 45,000 shares, respectively, based on the financial performance of the Company during three performance periods that were designed to be one, two and three years in length (each a “Performance Period”). However, in view of Mr. Myers’ retirement on March 15, 2020, the only relevant Performance Period under the 2018 Employment Agreement, as amended, was the “2019 Performance Period” which was the 12-month period ended June 30, 2019 and which covered the initial installment of 15,000 Performance RSUs.

Under the 2018 Employment Agreement, the Performance RSUs carried two performance targets, each of which was weighted equally: (i) the Company’s average return on tangible common stockholders’ equity compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Average Relative ROE”) and (ii) the Company’s average return on assets compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Average Relative ROA”). For the 2019 Performance Period, the target number of shares (15,000) would be awarded on September 12, 2019 if the Company achieved the 50th percentile performance on both the Average Relative ROE and Average Relative ROA measures. In addition, the 2018 Employment Agreement provided that the number of target shares earned would be subject to adjustment on a linear basis, plus or minus a maximum of 25%, for (x) performance above the 50th percentile up to the 75th percentile (with no additional shares being awarded for performance above the 75th percentile) and (y) performance below the 50th percentile down to the 25th percentile (with no shares being awarded for performance below the 25th percentile).

For the 2019 Performance Period, the Company achieved Average Relative ROE at the 65th percentile and Average Relative ROA at the 88th percentile, which measures in turn resulted in an aggregate award of 18,000 Performance RSU’s for Mr. Myers on September 12, 2019.

Under the Employment Agreement Amendment, the second installment of 45,000 Performance RSU’s was revised to be time-based and to vest on March 15, 2020, as further consideration for Mr. Myers’

agreement to continue to serve as our President and CEO through that date, and the third installment of Performance RSU’s was canceled.

Incentive cash award. Pursuant to his 2018 Employment Agreement, Mr. Myers received a one-time incentive cash award at the maximum level of $1,100,000, based on the same Company Average Relative ROA percentile measure calculated for the 2019 Performance Period, with the maximum payout level achievable only to the extent the Company’s performance equaled or exceeded the 75th percentile of peer companies.

Severance Benefits. The 2018 Employment Agreement provided various levels of cash severance benefits and equity vesting for Mr. Myers, depending on whether he experienced termination by reason of death, disability, without “cause” or due to a “change-in-control” or resignation for “good reason” within 12 months before or after such a “change-in-control.” Each of the relevant provisions of the 2018 Employment Agreement was summarized in more detail in our proxy statement issued in April 2019 in connection with our 2019 Annual Shareholders Meeting, and none of these provisions was changed by the Employment Agreement Amendment or came into play prior to or upon Mr. Myers’ retirement on March 15, 2020.

Other contract features. The 2018 Employment Agreement provided for the following additional benefits, none of which was changed by virtue of the Employment Agreement Amendment: (a) continued participation in a CEO deferred compensation program with a guaranteed minimum 6% earnings rate; (b) eligibility to participate in the Company’s group benefit plans and programs; (c) reimbursement for reasonable, ordinary and necessary business expenses in connection with use of a Bank-provided automobile; (d) reimbursement for the reasonable costs of two country club memberships; and (e) reimbursement for reasonable, ordinary and necessary business expenses. Except for his ongoing participation in the CEO deferred compensation program with respect to previously deferred compensation, none of these benefits continued under the 2018 Employment Agreement following Mr. Myers’ retirement from the Company.

Mr. Myers’ Retirement and Consulting Agreement

Consulting Services. Mr. Myers has agreed to serve as a consultant to the Company providing services relating to, among other things, strategic advice, customer and employee retention, succession management and acquisition integration. In addition, Mr. Myers has agreed to refrain from competing with the Company during the term of the 2019 Consulting Agreement.

Term. The term of the 2019 Consulting Agreement commenced on March 16, 2020 and ends on December 31, 2020.

Monthly Cash Compensation. During the term of the 2019 Consulting Agreement, Mr. Myers will be entitled to receive monthly cash compensation of $25,000.

Restricted Stock. Under his 2019 Consulting Agreement, as further consideration for his consulting services to and related agreements with the Company, the Company gave Mr. Myers a one-time grant of Time RSUs for 90,000 shares. These Time RSUs are scheduled to vest on December 31, 2020 if Mr. Myers continues to serve the Company as a consultant through that date (or earlier in the event of his death or a change of control of the Company).

Other contract features. The 2019 Consulting Agreement also provides for the following ancillary benefits: (a) reimbursement for reasonable, ordinary and necessary business expenses in connection with Mr. Myers’ continued use of a Bank-owned private automobile; and (b) reimbursement for any other reasonable, ordinary and necessary business expenses incurred at the request of the Company.

Compensation Arrangements with our New Chief Executive Officer

On February 19, 2020, the Company announced that David A. Brager has been named as the new CEO for CVB Financial Corp. and Citizens Business Bank, effective on March 16, 2020. At the same time, the Company disclosed the key terms of an Employment Agreement between the Company and Mr. Brager, and submitted a complete copy of such Employment Agreement, pursuant to a Form 8-K filed with the SEC on February 19, 2020 (the “2020 Employment Agreement”). Because the appointment of Mr. Brager to his new role at the Company, and the completion of his 2020 Employment Agreement, took place after the end of the Company’s 2019 fiscal year as covered by this proxy statement, the terms of the 2020 Employment Agreement are summarized below as a subsequent event and will be further addressed in the Company’s proxy statement for our 2020 fiscal year to be issued in April 2021 in connection with our 2021 Annual Shareholders Meeting. In addition, because the terms of the 2020 Employment Agreement were developed and negotiated in early 2020, following the Company’s decision to change its primary outside compensation consulting relationship from FW Cook to Pearl Meyer during the latter part of 2019, the Compensation Committee utilized Pearl Meyer, along with Manatt as legal counsel, to provide the Committee with support in connection with the 2020 Employment Agreement.

Term. The 2020 Employment Agreement provides for a term of three years, commencing on March 16, 2020 and ending on March 31, 2023.

Base salary. Pursuant to the 2020 Employment Agreement, Mr. Brager’s base salary was set at $600,000 for the initial year of the term, with an annual merit increase opportunity in base salary at the discretion of the Compensation Committee, based on the Committee’s evaluation of Mr. Brager’s and the Company’s performance.

Annual incentive opportunity. Under his 2020 Employment Agreement, Mr. Brager has been provided with a target cash incentive opportunity of 100% of base salary and a maximum incentive opportunity of 150% for 2020.

Long-term equity incentives. Under the terms of his 2020 Employment Agreement, Mr. Brager was granted 19,750 time-based Restricted Shares (the “Time RSHs”), and 19,750 performance-based RSUs (the “Performance RSUs”) on March 25, 2020, with an aggregate initial and target value equal to 120% of his annual base salary. The aggregate number of shares, divided equally between Time RSHs and Performance RSUs was calculated by dividing an initial and target value of shares of $720,000 (120% of Mr. Brager’s base salary) by $18.15, which was the closing price for CVB Financial Corp. stock on March 25, 2020.

The Time RSH’s are scheduled to vest in three equal annual installments, in each case on the anniversary date of the 2020 grant date of March 25, in 2021, 2022 and 2023, respectively, as long as Mr. Brager is employed by the Company on the applicable vesting date.

The Performance RSUs are scheduled to vest on the three-year anniversary of their March 25, 2020 grant date, based on the financial performance of the Company during a three-year performance period consisting of the Company’s 2020, 2021 and 2022 fiscal years (the “Performance Period”). The Performance RSUs are subject to two performance targets, each of which is to be weighted equally and averaged by calendar year over the three-year Performance Period: (i) the Company’s relative return on average tangible common equity compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROATCE”) and (ii) the Company’s relative return on average assets compared to that of the other banks in the KBW NASDAQ Regional Banking Index (“Relative ROAA”). These two measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance. For the Performance Period, the target number of shares (19,750) would be issued on March 25, 2023 if the Company achieves the 50th percentile performance on both the Relative ROATCE and Relative ROAA measures over the Performance Period. In addition, the number of target shares earned would be subject to adjustment on a linear basis, plus or minus a maximum of 25%, for (x) performance above the 50th percentile up to the 75th percentile (with no additional shares to be awarded for performance above the 75th percentile) and (y) performance below the 50th percentile down to the 25th percentile (with no shares to be awarded for performance below the 25th percentile), as follows:

Performance Measure	Weighting	Measured Against	Performance and Payout
			Below Threshold	Threshold	Target	Maximum
Relative Return on Average Assets (“ROAA”)	50%	KBW NASDAQ Regional Banking Index Peers (KBWR)	<25th Percentile	25th Percentile	50th Percentile	75th Percentile
Relative Return on Average Tangible Common Equity (“ROATCE”)	50%	KBW NASDAQ Regional Banking Index Peers (KBWR)	<25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			0%	75%	100%	125%

Severance Benefits. Subject to the Company’s receipt of a release of any claims, the 2020 Employment Agreement provides severance benefits for Mr. Brager. If Mr. Brager is terminated without “cause,” he will receive an amount, payable over 12 months, equal to two times the sum of his annual base pay and average annual bonus under the annual bonus plan for the preceding two calendar years.

In the event Mr. Brager is terminated without “cause” within 4 months before or 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the 2020 Employment Agreement), he will be entitled to severance pay equal to two times the sum of his annual base pay plus his average annual bonus under the annual bonus plan granted for the preceding two calendar years, which amount is payable over 12 months. In addition, upon a change-in-control, with or without Mr. Brager’s termination, Mr. Brager’s unvested Time RSHs and would vest immediately, and unvested Performance RSUs would vest (x) at target levels if the relevant Performance Period is less than two years at the time of the change-in-control or (y) based on the applicable performance targets if two or more years of the relevant Performance Period have transpired.

Other contract features. The 2020 Employment Agreement provides for the following additional benefits: (a) Mr. Brager’s eligibility to participate in the Company’s group benefit plans and programs available to all employees of Citizens Business Bank, (b) a monthly automobile allowance of $2,000, (c) reimbursement for the reasonable costs of one country club membership, (d) eligibility to participate in the same deferred compensation program that is available to other senior executives and directors of the Company, and (e) reimbursement for other reasonable, ordinary and necessary business expenses. In contrast to Mr. Myers’ 2018 Employment Agreement, Mr. Brager’s 2020 Employment Agreement does not provide our new CEO with any individual deferred compensation program with a guaranteed minimum earnings rate.

Discussion of 2019 Named Executive Officers’ Compensation Program

Base Salary

It is our philosophy that employees should be paid a base salary that we believe is competitive with the salaries paid by comparable organizations. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial Corp. and Citizens Business Bank. In addition, we determine the base salary range, in part, by periodically benchmarking our executives’ base salaries against the base salaries for comparable positions at the institutions in our peer group, as discussed above. Our outside compensation consultants and our Human Resources Department gather this information to analyze appropriate salary levels for our NEOs, as well as for all of our other employees. Each year we generally establish a pool for base salary increases and incentive award percentage increases to each employee based on this peer group information plus his or her job performance.

Mr.  Myers’ Base Salary. Pursuant to the terms of his 2018 Employment Agreement, Mr. Myers’ base salary was increased by 3% from $900,000 to $927,000, effective on September 12, 2019.

Base Salary of other NEOs. The base salaries of the other NEOs were increased as follows.

NEO	2018 Annual Salary	2019 Annual Salary	% Increase
Mr. Brager	$375,000	$390,000	4.0%
Mr. Harvey	$375,000	$390,000	4.0%
Mr. Nicholson	$350,000	$365,000	4.2%
Mr. Farnsworth	$300,000	$305,000	1.7%

The Compensation Committee believes that these increases put the base salaries of our NEOs at levels that were reasonably consistent with those of executive officers at comparably-sized peer group banks and bank holding companies performing similar functions, based on the NEO compensation benchmarking study conducted by FW Cook in May 2018. However, as noted above, the Compensation Committee may adjust the base salary levels of our other NEOs further in 2020, based on the more recent compensation benchmarking study performed by Pearl Meyer in November 2019.

Annual Performance Incentive Compensation and Supplemental Discretionary Bonus

Annual performance incentive compensation and supplemental discretionary bonuses are critical components of the Company’s overall executive compensation program. The Compensation Committee uses a combination of financial metrics and individual goals to develop an annual incentive program and supplemental bonus program for each NEO, which are calibrated to focus each NEO on the drivers of Company growth over which we believe the respective NEO can have the greatest influence.

For the Company’s 2019 fiscal year, the Committee determined that each of our NEOs (including our CEO) should be eligible for both annual incentive compensation payments and annual individual supplemental bonus compensation payments, with the potentially larger incentive compensation payments to be based on entirely objective criteria and the potentially smaller discretionary bonus payments to be based on entirely subjective criteria, as further explained below. This binary approach was a return to our historical practice that the Committee had utilized in 2017 and prior years. However, in making any comparison of our 2019 incentive compensation and supplemental bonus payments to our NEOs with such payments for the immediately preceding 2018 fiscal year, it should be noted that the Committee departed from our historical practice on a one-time basis for the Company’s 2018 fiscal year, and utilized primarily qualitative factors, for the reasons explained in our previous proxy statement for our 2019 Annual Meeting of Shareholders. The Committee believed that this one-time departure was necessary and appropriate due to the significant and unpredictable impact of our transformative merger with Community Bank on the Company’s financial and operating metrics for 2018, since this merger was announced in February 2018 but was not completed until August 2018.

In order to implement our return to our historical approach for 2019, the Committee developed two separate, independent and specific annual plans covering (1) the objective incentive compensation and supplemental bonus compensation opportunities for our CEO, and (2) the respective objective incentive compensation and supplemental bonus compensation opportunities for our other four NEOs.

Our CEO’s incentive compensation and supplemental bonus opportunities are governed by our CEO Performance Compensation Plan for 2019 (“CEO Plan”). Under the CEO Plan, our CEO may earn from 0%

to 150% of his base salary, depending on the achievement of specified performance levels on five enumerated factors, four of which are tied to objective financial metrics and one of which is tied to a defined set of subjective and qualitative individual performance measures.

By comparison, the objective incentive compensation and supplemental individual bonus opportunities for our other four NEOs are governed by our Executive Performance Compensation Plan for 2019 (“NEO Plan”). Under the NEO Plan, our other four NEOs may earn from 0% to 60% of their respective base salaries as incentive compensation, depending on the achievement of either four or five objective financial metrics, which may differ by position. The NEO Plan then provides for a separate, additional supplemental bonus opportunity for each of our NEOs, in an amount ranging from 0% to 20% of his respective base salary, based upon an enumerated set of subjective and qualitative individual performance measures which, again, may differ by position for each NEO.

Accordingly, the salient difference between the CEO Plan and the NEO Plan is that, for our CEO, the applicable qualitative and subjective bonus criteria are established as one of the five core factors, along with four objective, metrics-based objectives, contained in the overall CEO Plan, and his aggregate cash incentive is based on performance as measured against all five enumerated factors, at an aggregate target amount of 100% and maximum amount of 150% of base salary, whereas for our other four NEOs, they have an incentive compensation opportunity based on either four or five objective financial metrics up to 60% of base salary, and then a separate and supplemental qualitative and subjective bonus component up to 20% of base salary, for an aggregate potential maximum opportunity of 80% of base salary under the collective NEO Plan. This variation in the configuration of our CEO Plan versus our NEO Plan is reflected by virtue of the inclusion of “Subjective Job Performance” in the column for Mr. Myers in the first of the two tables set forth below in this section of our proxy statement, whereas the subjective job performance measure for our other four NEOs is an add-on component calculated outside the factors enumerated in such table.

The categories and parameters of the objective financial and operational metrics which underlie the determination of the incentive compensation payments under our CEO and NEO Plans are in turn derived from our Company’s Executive Incentive Plan (the “Executive Incentive Plan”). The current Executive Incentive Plan was approved by our shareholders at our 2015 annual meeting. The Compensation Committee believes the Executive Incentive Plan plays a central role in linking executive compensation to specific and objective goals intended to result in both short-term and long-term increases in shareholder value.

With respect to the supplemental individual discretionary bonus awards for 2019, the amounts that were available to be earned by our CEO and our other four NEOs depended upon a list of subjective and qualitative performance measures that the Committee believed to be appropriate for each applicable position. As noted above, this subjective and qualitative individual bonus opportunity is discretionary, and is evaluated differently than the objective incentive awards paid under the Executive Incentive Plan. The Compensation Committee believes this subjective individual bonus opportunity for each NEO is important to (i) encourage and incentivize our key Company leaders to exercise their general management and teamwork skills as well as (ii) harmonize the application of this evaluative factor across our CEO’s and each of our other NEO’s respective compensation programs. The Compensation Committee takes each executive’s individual job performance into account in determining whether and in what amounts to make any annual discretionary bonus awards, so that our CEO and each other NEO is accountable for his or her individual (as opposed to corporate) performance.

The design and implementation of each of these two basic components of our CEO’s and other NEOs’ respective objective incentive awards and discretionary individual bonus programs for 2019 are discussed separately below for each named executive. The percentages of both the objective incentive compensation amounts and the individual bonus compensation amounts for which our NEOs (including our CEO) are eligible are based upon the dollar amount of each NEO’s respective base salary, which in turn was the dollar amount of such base salary in effect on March 1, 2019.

2019 Executive Objective Incentive Awards. Typically, during the first quarter of each fiscal year, the Compensation Committee establishes corporate goals for that year, with the intent to balance current profitability with long-term stability and prudent risk management. The Compensation Committee then develops specific performance measures for each of our NEOs, including our CEO, utilizing defined metrics which the Committee believes are based on challenging but achievable goals. With respect to these goals, our NEOs other than the CEO may earn from 0% (in the case of performance below threshold levels) up to 60% (for superior performance) of their respective base salaries as performance incentive awards, whereas our CEO may earn from 0% (in the case of performance below threshold levels) up to 150% (for superior performance) of his base salary as a performance incentive award.

The Compensation Committee has the sole discretion, albeit consistent with our Executive Incentive Plan, to determine the standards or formulas pursuant to which each executive’s incentive award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each executive. For purposes of the Company’s 2019 CEO and NEO Plans, the Compensation Committee determined that, under each NEO’s respective performance incentive plan, no performance incentive award would be payable unless the Company’s net profit after tax was at least $180,000,000. The Compensation Committee set this supervening threshold for the payment of performance incentive awards under our 2019 CEO and NEO Plans because the Committee believes that it is appropriate to make such awards contingent upon the Company’s earning sufficient profits in order to pay shareholder dividends at currently established levels and to continue to bolster retained capital at historical accretion rates. Typically, in January or February of the following fiscal year, the Compensation Committee will then evaluate the Company’s performance and determine the amount of the performance incentive award payable to each participant, pursuant to our approved Executive Incentive Plan, for the prior fiscal year.

For 2019, the specific performance measures chosen by the Compensation Committee for our CEO and NEOs, and the percentage of each executive’s annual incentive opportunity attributable to each measure, are set forth in the table below. The Compensation Committee chose these performance measures because it believed these metrics were the best measures for judging the respective contributions of these officers to the overall business success of CVB Financial Corp. and Citizens Business Bank from a bank operational and shareholder value perspective for 2019. Each performance measure received a weighting between 5% and 50%. In the case of all our NEOs, a high degree of weighting (30% to 50%, depending on the officer) is assigned to the net profit after tax measure, because the Compensation Committee believes this measure best incentivizes current-year profitability, which in turn is a major component of shareholder value.

2019 TABLE OF PERFORMANCE MEASURES AND THE PERCENTAGE OF BASE SALARY THAT EACH MEASURE IS OF A NAMED EXECUTIVE OFFICER’S INCENTIVE AWARD OPPORTUNITY

	Myers	Nicholson	Brager	Farnsworth	Harvey

Performance Measures	Percentage of Aggregate Incentive Award Opportunity

Net Profit After Tax (CVBF)	40%	50%	40%	30%	40%

Average Demand Deposits(1)	15%	15%	20%	0%	20%

Average Total Loans (Net)(2)	15%	10%	20%	30%	0%

Fee Income and Noninterest Income(3)	0%	5%	10%	0%	10%

Noninterest (Operating) Expenses(4)	10%	20%	0%	20%	30%

Total Deposits and Customer Repurchase Agreement Balances	0%	0%	10%	0%	0%

Delinquencies (Quarterly Average)	0%	0%	0%	5%	0%

Nonperforming Loans + REO/Total Loans (Quarterly Average)	0%	0%	0%	15%	0%

CEO Subjective Job Performance	20%

Total incentive opportunity under Plan	100%	100%	100%	100%	100%

(1)	Noninterest-bearing.
(2)	Net of deferred loan fees. Calculation does not include any deduction for loan loss allowance.
(3)

Includes loan and prepayment fees. Excludes credit charges, gains or losses on other real estate owned, gains or losses on sales of branches and investment securities, and gains or losses on eminent domain condemnations.

(4)	Excludes acquisition expenses.

For each performance measure, we established three business performance achievement levels (Threshold-Level 1, Target-Level 2 and Maximum-Level 3) to determine the performance incentive amounts for which the applicable NEO would be eligible. The business performance achievement levels for Mr. Myers, as a percentage of his base salary, were set at Level 1 — 75%, Level 2 — 100% and Level 3 — 150%. The business performance achievement levels for each of our other NEOs, as a percentage of their respective base salaries, were set at Level 1 — 20%, Level 2 — 40% and Level 3 — 60%. Based on the percentage weighting assigned to the applicable performance measure, a fixed dollar amount of performance award is determined by multiplying the associated business achievement level by the corresponding payout percentage, and then multiplied by the executive’s base salary, to calculate the total amount of the applicable NEO’s performance award under our Executive Incentive Plan. There is no interpolation between incentive levels; that is, if a performance measure achievement is better than Level 1, but less than Level 2, only the Level 1 percentage is paid. Based on our historical performance, we believed that, while challenging, each of the business performance measures at the Target level (Level 2) was achievable for 2019.

For example, here is an illustration of how the performance award payments would be calculated for a NEO other than the CEO (assuming net profit after tax for 2019 was at least $180,000,000) if the metric in question (net profit after tax) represented 30% of the incentive opportunity and performance was at Level 2 or above but below Level 3. In this case, the performance award for this metric would equal (1) the NEO’s base salary times (2) 30% (the incentive weighting) times (3) 40% (the payout percentage corresponding to Level 2 performance), resulting in a payout equal to 12% of base salary for this metric. The CEO’s calculation would be similar except that, because his incentive weighting for the net profit after tax metric is 40% instead of 30% and his Level 2 payout is 100%, rather than 40%, his payout would be equal to 40% of base salary for this same metric.

Historically, the Committee adopted the annual incentive compensation plans in force for a given fiscal year for our CEO and our other four NEOs, respectively, prior to March 31 of such fiscal year, in order to comply with requirements previously in effect for compensation under such plans to be considered performance-based for the purposes of corporate tax deductibility under Section 162(m) of the Internal Revenue Code. The Committee maintained this practice with respect to the timing of adoption of our CEO Plan and NEO Plan for our 2019 fiscal year, even though the rules relating to the potential corporate tax deductibility of performance-based compensation have changed due to amendments made to Section 162(m) by the federal Tax Cuts and Jobs Act of 2017. Please refer to the discussion below in the section of this proxy statement on “Tax Deductibility and Executive Compensation” for information on the amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017 and the resulting impact on the potential corporate tax deductibility of performance-based compensation under federal and California tax laws for the Company.

The following table contains the 2019 results for each of the performance incentive plan metrics, as well as how such results compared to the Company’s 2018 results. For purposes of this comparison, the Company’s 2018 results by metric were not as predictive as usual with respect to the setting of our NEO incentive plan performance thresholds for 2019, due to the fact that the Company’s transformative merger with Community Bank did not occur until the latter part of 2018, so the Company’s 2018 financial and operating results reflect the consolidation of Community Bank for only a portion of our 2018 fiscal year. The cash awards provided to each NEO under this incentive component are reflected in column (g) of the

Summary Compensation Table below. The individual job performance appraisal for each NEO in connection with his applicable supplemental bonus opportunity is also discussed separately below.

2019 TABLE OF PERFORMANCE MEASURES AND PAYOUT LEVELS FOR NAMED EXECUTIVE OFFICER INCENTIVE AWARDS

Performance Measures	2018 Results	Level 1 (Threshold)	Level 2 (Target)	Level 3 (Maximum)	2019 Results	Payout Level
CEO Opportunity		75%	100%	150%
NEO Opportunity		20%	40%	60%

	(Dollars in thousands)

Net Profit After Tax (CVBF)	$152,000	$180,000	$198,000	$206,000	$207,800	3

Average Demand Deposits	$4,449,000	$4,850,000	$5,050,000	$5,250,000	$5,177,000	2

Average Total Loans (Net)	$5,901,000	$7,500,000	$7,750,000	$8,000,000	$7,553,000	1

Fee Income and Noninterest Income	$46,300	$46,000	$48,000	$50,000	$56,900	3

Noninterest (Operating) Expenses	$163,500	$200,000	$194,000	$188,000	$192,300	2

Total Deposits and Customer Repurchase Agreement Balances	$7,999,000	$9,300,000	$9,400,000	$9,500,000	$9,148,400	0

Delinquencies (Quarterly Average)	0.03%	0.08%	0.06%	0.04%	0.02%	3

Nonperforming Loans + OREO/Total Loans (Quarterly Average)	0.28%	0.40%	0.30%	0.20%	0.24%	2

2019 Supplemental Bonus Awards. As noted above, the individual discretionary bonus component for our CEO is established as one of the five core factors set forth in his CEO Plan, whereas the individual discretionary bonus component for each of our NEOs other than the CEO is established in the NEO Plan as a separate and additional award opportunity outside of the four or five core factors set forth for each respective NEO. The amount of this individual discretionary bonus opportunity ranges from 0% to 30% of base salary for our CEO, and from 0% to 20% of base salary for our other four NEOs. Depending on the specific NEO, we take into consideration factors such as customer and business retention, quality and accuracy of financial reporting, staff recruitment and retention, expense management, project management, sales and credit support, cybersecurity and fraud prevention, strategic plan development and communication, sales calling activity, product development and implementation, marketing, effective communication with shareholders and regulators, facilities management, loan portfolio management, cross-selling of customer products, loan documentation and servicing, special assets management, organizational structure and execution, technology enhancement, systems implementation and support for other divisions.

For the discretionary bonus award, the NEOs (including the CEO) are evaluated, and the personal performance level indicated by the individual NEO’s performance is specified as a percentage up to a maximum of 30% or 20%, as applicable. This percentage is then multiplied by the executive’s base salary to calculate the applicable NEO’s individual discretionary bonus. The cash bonus awards provided to each of our NEOs under this component are reflected in column (d) of the Summary Compensation Table below.

The CEO evaluates the individual job performance of the NEOs (other than himself) and makes recommendations regarding their achievement levels to the Compensation Committee, which determines the amount of each NEO’s discretionary bonuses. The Compensation Committee evaluates the CEO’s individual job performance and determines his discretionary bonus award.

2020 Executive Officer Incentive and Bonus Compensation. The Compensation Committee continues to review the annual incentive and bonus compensation arrangements for its named executive officers.

Effective for fiscal year 2020, the annual executive objective incentive compensation is expected to be based upon net profit after tax, average total loans, operating expenses and the other factors enumerated in the “Table of Performance Measures” above.

Effective for fiscal year 2020, the annual individual discretionary bonus compensation for which our NEOs are eligible is expected to be awarded on a subjective basis, utilizing criteria similar to those set forth above in the discussion of “2019 Supplemental Bonus Awards” above.

Mr. Myers’ Annual Incentive. Mr. Myers’ 2018 Employment Agreement provides that the target amount of incentive and bonus compensation Mr. Myers was entitled to earn for fiscal year 2019 was a total of 100% of his base salary, with a maximum of up to 150% of base salary, as determined under the five factors that were part of his 2019 CEO Plan. In order to adequately compensate Mr. Myers in recognition of his overall responsibilities, including supervision of all our other executive officers, and to further incentivize him to meet his designated performance targets, Mr. Myers’ potential incentive and bonus compensation levels are set at higher percentages than those of the other NEOs.

With respect to his specific financial performance metrics, Mr. Myers achieved the highest Level 3 performance (150% award level) for growth in net profit after tax. Mr. Myers achieved the target Level 2 performance (100% award level) for growth in average demand deposits and management of noninterest (operating) expenses. Mr. Myers achieved Level 1 performance (60% award level) for growth in average total loans.

Mr. Myers’ Subjective Job Performance rating was evaluated based on a scale of Good (75% award level), Very Good (100% award level) or Excellent (150% award level), at a target level of 20% of annual base salary under his CEO Plan. For 2019, Mr. Myers’s Job Performance was judged to be “Excellent,” which in turn resulted in Mr. Myers’ achieving the target award level of 30% of base salary. In calculating this discretionary bonus award for Mr. Myers, the Compensation Committee considered CVB Financial Corp.’s achievements of several important goals in 2019. Mr. Myers led Citizens Business Bank to another year of strong performance, with reported net income for the 2019 fiscal year at the highest level in Citizens Business Bank’s history, and a return on average shareholders’ equity of 10.71%. Notably, Forbes Magazine recognized CVB Financial Corp. as the number one, top-performing bank in the U.S., among the 100 largest publicly traded banks in the nation, based on the magazine’s specified performance metrics for the 2019 calendar year. In addition, Mr. Myers orchestrated the continued successful integration of the assets, liabilities and personnel of Community Bank in connection with its merger into Citizens Business Bank which occurred in August 2018. Moreover, CVB Financial Corp. maintained strong capital ratios and significant liquidity, and over the course of 2019, CVB Financial Corp. declared its 121st consecutive quarterly dividend and declared $100.9 million in total dividends to shareholders. In addition, the Compensation Committee evaluated a variety of factors, including Mr. Myers’ effectiveness at strategic planning, improving the Company’s competitive position and recruiting and maintaining a high quality management team.

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Myers an aggregate objective incentive award and individual supplemental bonus equal to $1,136,250 for 2019, which represents a cumulative total of 126% of his base salary in effect as of March 1, 2019.

Mr. Nicholson’s Annual Incentive. The performance measures for Mr. Nicholson for 2019 were similar to those of Mr. Myers, except that (i) Mr. Nicholson’ bonus compensation was weighted more heavily towards net profit after tax and management of noninterest (operating) expense, as opposed to average total loans, since, in his role as Chief Financial Officer, Mr. Nicholson is directly responsible for the Company’s overall financial performance, and his position has correspondingly more impact on overall net income and noninterest (operating) expenses than on loan growth, and (ii) the individual criteria applicable to Mr. Nicholson’ rating for Subjective Job Performance are calibrated to the specific duties of his position.

With respect to the financial performance metrics set forth in his incentive performance plan, Mr. Nicholson achieved the highest Level 3 performance (60% award level) for growth in net profit after tax and fee income and non-interest income. Mr. Nicholson achieved target Level 2 performance (40% award level) for growth in average demand deposits and management of noninterest (operating) expense. Mr. Nicholson achieved Level 1 performance (20% award level) for average total loan growth.

In calculating individual discretionary bonus compensation for Mr. Nicholson for 2019, the Compensation Committee considered Mr. Nicholson’ role in helping the Company manage the financial opportunities for banking organizations in an environment that featured rising and then falling market interest rates, which presented its own set of challenges in finding appropriate securities investments and managing asset-liability valuation and duration for Citizens Business Bank’s balance sheet. Mr. Nicholson played a key role in the continued successful integration of Community Bank with Citizens Business Bank, particularly with respect to the management of the financial, liquidity and interest rate risks associated with Community Bank’s assets and liabilities. In addition, Mr. Nicholson provided operational support to achieve important financial goals, including assisting with operating efficiencies, the safety and soundness of Citizens Business Bank, and supporting growth initiatives and strategy development, including his oversight of the Company’s human resources department. Lastly, he was instrumental in preparing the Company for adoption of ASU No. 2016 — 13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which significantly changes the Company’s methodology of measuring credit losses for most financial assets not measured at fair value.

Mr. Nicholson’s Overall Job Performance rating was judged to be “Excellent” in 2019, which resulted in Mr. Nicholson achieving the 20% award level in connection with his individual supplemental bonus opportunity.

As a result, the Compensation Committee awarded Mr. Nicholson an aggregate objective incentive award and individual supplemental bonus equal to $241,500 for 2019, which represents a cumulative total of approximately 69% of his base salary in effect as of March 1, 2019.

Mr. Brager’s Annual Incentive. The performance measures for Mr. Brager were largely similar to those for Mr. Myers, because Mr. Brager was responsible for the Sales Division during 2019, which is a key driver of the Company’s net income, deposit gathering and loan generation. The differences, as compared to Mr. Myers’ performance measures, were (i) Mr. Brager’s incentive compensation was weighted more heavily towards growth in average total loans, growth in average demand deposits and in total deposits and customer repurchase arrangements, and growth in fee income and noninterest income, and not in noninterest (operating) expenses, since Mr. Brager’s job was focused to a much larger extent on direct, customer-facing activities and business generation, and (ii) the specific criteria applicable to Mr. Brager’s rating for Overall Job Performance were calibrated to the specific duties of his position during 2019.

With respect to his specific financial performance metrics, Mr. Brager achieved the highest incentive performance level (60% award level) for growth in net profit after tax and fee and noninterest income. Mr. Brager achieved Level 2 performance (40% award level) for growth in average demand deposits and Level 1 performance (20% award level) for average total loans. However, Mr. Brager did not achieve the minimum Level 1 threshold for total deposits and customer repurchase arrangements, and thus received no award (0% award level) on this measure.

In calculating individual discretionary bonus compensation for Mr. Brager, the Compensation Committee considered Mr. Brager’s role in helping the Company to achieve a number of its important business and financial goals for 2019, in the face of a heightened competitive environment for banks in seeking new customers and lending opportunities. These business and financial goals included helping Citizens Business Bank achieve the highest level of new loan production in its history across the Company’s entire branch footprint of Southern California and the Central Valley, while continuing to focus on high quality business borrowers and fundamentally sound credit structures. The Compensation Committee recognized that Mr. Brager succeeded in helping to orchestrate the continued consolidation and integration of the branches, loans and customers of Community Bank into Citizens Business Bank, and to maintain generally strong and growing customer relationships during a period when a number of peer banking institutions struggled to do so. In support of these objectives, Mr. Brager achieved several key strategic and tactical goals, including playing a central role in the successful outcome of the Company’s eminent domain litigation involving the forced relocation of a key bank branch in the Company’s Central Valley region, expansion of the Company’s mortgage lending product lineup, increasing the Company’s international, swap and other fee income to record levels, and playing a crucial role in the Company’s ongoing recruitment of new relationship managers to expand our business franchise.

Mr. Brager’s Overall Job Performance rating was judged to be “Excellent” in 2019, which resulted in Mr. Brager’s achieving the 20% award level under his individual supplemental bonus plan.

As a result of the application of these objective incentive performance metrics and individual supplemental bonus measures, Mr. Brager received an aggregate cash award equal to $232,500, which represents a cumulative total of approximately 62% of his base salary in effect as of March 1, 2019.

Mr. Farnsworth’s Annual Incentive. For Mr. Farnsworth, the individual performance measures and their respective percentage weightings differed from those applicable to our other NEOs in certain respects. Besides net profit after tax, average total loans and noninterest (operating) expenses, Mr. Farnsworth is also measured on average loan delinquencies and the ratio of nonperforming loans and foreclosed properties to total loans, as these metrics are considered to be indicative of sound credit management in his role as our Chief Credit Officer. In addition, with respect to his supplemental bonus plan, Mr. Farnsworth is evaluated with respect to his efforts at creating a positive credit environment through his management of the loan portfolio, as well as oversight of loan documentation and servicing, support of sales efforts, responsiveness to customers, visits to loan centers and workouts of troubled loans. Mr. Farnsworth’s performance goals are different because his credit management functions tie more closely to these performance and management goals than those of any of our other NEOs.

With respect to his specific financial performance metrics, Mr. Farnsworth achieved the highest incentive performance level (60% award level) for growth in net profit after tax and quarterly average delinquencies. Mr. Farnsworth achieved Level 2 performance (40% award level) for quarterly average nonperforming assets as a percentage of total loans and noninterest (operating) expense, and he achieved Level 1 performance (20% award level) for average total loans.

In calculating the individual discretionary bonus compensation for Mr. Farnsworth, the Compensation Committee noted that, under his supervision, Citizens Business Bank continued to maintain an extremely low loan delinquency level, at 0.02% of total assets for 2019, which was achieved through proactive management of delinquent loans, including delinquent loans consolidated from the Community Bank merger with Citizens Business Bank’s portfolio. Mr. Farnsworth maintained a positive credit environment at Citizens Business Bank by conducting sound portfolio management, helping to implement new guidance on loan loss reserve accounting, and he played a major role in supporting the continued integration during 2019 of the Community Bank performing loan portfolio acquired by Citizens Business Bank during the latter part of 2018. Under Mr. Farnsworth’s direction, the Credit Management Division, which is one of the Company’s largest in terms of personnel and risk oversight, continued to maintain reasonable controls over operating expenses, and under Mr. Farnsworth’s supervision, the Construction Lending Division achieved record loan production and profitability. However, the Compensation Committee also considered areas which represented potential opportunities for improvement for Mr. Farnsworth, including enhancing the level of positive support provided by the Credit Management Division to the Company’s sales and lending efforts.

Mr. Farnsworth’s Overall Job Performance rating was judged to be “Good” in 2019, which resulted in Mr. Farnsworth’s achieving the 10% award level under his individual supplemental bonus plan.

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Farnsworth an aggregate objective incentive award and individual supplemental bonus equal to $153,000 for 2019, which represents a cumulative total of approximately 51% of his base salary in effect as of March 1, 2019.

Mr. Harvey’s Annual Incentive. The weightings of Mr. Harvey’s performance measures differed from those of our other NEOs because his bonus compensation is designed to align more closely with Operations Division management, which includes customer service activities, cost control, staff recruitment, organizational structure and execution, technology and cyber security initiatives, systems integration, and product development and implementation.

With respect to his specific financial performance metrics, Mr. Harvey achieved the highest incentive performance level (60% award level) for growth in net profit after tax and fee income and noninterest income. Mr. Harvey achieved Level 2 performance (40% award level) for growth in average demand deposits and noninterest (operating) expense.

In calculating the individual discretionary bonus compensation for Mr. Harvey, the Compensation Committee considered Mr. Harvey’s key role in achieving a number of the Company’s important operational and information technology objectives for 2019, including substantial continuing work to consolidate and integrate the operations, branches and related personnel from Community Bank into Citizens Business Bank, implementing significant improvements in the Company’s operational and technology infrastructure, which are critical to the Company’s efficiency goals and fraud prevention efforts, implementing an enhanced vendor management system, and overseeing the management of the Company’s corporate real estate and branch facilities. In the Compensation Committee’s view, Mr. Harvey’s timely and effective completion of these key objectives helped to foster the Company’s growth in deposits and fee income opportunities. In addition, Mr. Harvey helped the Company to reduce its operating expenses in a number of support service areas. The Compensation Committee determined that Mr. Harvey demonstrated effective leadership over his department.

Mr. Harvey’s Overall Job Performance rating was judged to be “Very Good” in 2019, which resulted in Mr. Harvey’s achieving the 15% award level under his individual supplemental bonus plan.

As a result of the application of these measures, the Compensation Committee awarded Mr. Harvey an aggregate objective incentive award and individual supplemental bonus equal to $243,750 for 2019, which represents a cumulative total of approximately 65% of his base salary in effect as of March 1, 2019.

Equity-Based Compensation

Our 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”) was approved by our shareholders at our annual meeting on May 23, 2018 and became effective on that date. The 2018 Equity Incentive Plan authorizes the grant of awards covering to up to nine (9) million shares of CVB Financial Corp.’s common stock, and is administered by our Compensation Committee, which is comprised of all eight of our non-employee directors.

Our 2018 Equity Incentive Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards, which include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of stock-based awards. No individual participant may be granted any stock options, stock appreciation rights, performance-based restricted stock, restricted stock units or other stock-based awards under our 2018 Equity Incentive Plan during any calendar year relating in the aggregate to more than 500,000 shares of our common stock.

The Compensation Committee determines the types of awards to be granted from among those provided under the 2018 Equity Incentive Plan and the terms of such awards, including the number of shares of our common stock underlying the awards; restriction and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and stock appreciation rights, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which may not be more than 10 years after the grant date. In addition, without the prior approval of our shareholders, options and other awards granted under the 2018 Equity Incentive Plan may not be repriced, replaced or amended to reduce the exercise price.

Our 2008 Equity Incentive Plan (“2008 Equity Incentive Plan”) was adopted by our shareholders at our annual meeting in 2008 and expired on April 11, 2018 at the end of its ten-year term. However, while no new equity incentive awards may be issued under the 2008 Equity Incentive Plan, it continues to govern the terms of all equity incentive awards issued during its effective term, some of which currently remain outstanding. As in the case of our 2018 Equity Incentive Plan, the Compensation Committee is authorized to continue to administer our 2008 Equity Incentive Plan with respect to equity incentive awards which were issued and remain in force under its provisions.

All equity awards made by the Compensation Committee during our 2019 fiscal year were issued pursuant to the terms of our 2018 Equity Incentive Plan. In determining the number and mix of incentive awards to be awarded to an executive officer, the Compensation Committee considers (i) the number of incentive awards previously granted to such executive officer, (ii) its own analysis of that executive’s contribution to CVB Financial Corp., including an assessment of the executive’s responsibilities and performance, (iii) whether the terms of the award would support the achievement of the Company’s strategic or financial goals, (iv) the number of incentive awards granted to executives with similar responsibilities at our peer group banks and bank holding companies, and (v) the projected percentage such incentive compensation would constitute of each executive’s overall compensation.

The Compensation Committee’s goal is generally to utilize an appropriate mix of stock options, restricted stock and time-based and performance-based restricted stock units, and to take into account the degree to which grants of particular types of awards will incentivize the Company’s executives to accomplish important corporate objectives. For example, when the Compensation Committee believes granting restricted stock instead of stock options would serve as a more effective incentive tool, it may choose to grant restricted stock. In addition, the Compensation Committee takes into account, with respect to the type of award under consideration, the compensation expense and potential share dilution factor associated with each form of equity incentive compensation.

Options, restricted stock and restricted stock units may be awarded to key employees periodically, as decided by the Compensation Committee. The Compensation Committee has concluded that, for eligible employees including our new CEO and other executives, an annual cycle for equity awards is an appropriate interval for making grants based on (i) prevailing practices for the grant of awards at competitor financial institutions in the peer group described above in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant,” (ii) the Compensation Committee’s desire to enhance the reward and retention elements of CVB Financial Corp.’s equity incentive program, and (iii) the Compensation Committee’s desire to achieve a level of award value that would more precisely track the average price of CVB Financial Corp. stock over a given period.

In addition, on occasion, we issue stock options, restricted stock or restricted stock units on dates outside our normal award cycle. This may be done in conjunction with the hiring of an individual manager, renewal of an employment contract or as a special incentive. On each occasion, the Compensation Committee is responsible for determining the amount and terms of these awards.

The exercise price for options is always the closing market price of CVB Financial Corp.’s stock as of the close of business on the date of the grant.

Equity Compensation for Mr. Myers. As previously described in detail above (see “Compensation Arrangements with our Retiring Chief Executive Officer”), on July 18, 2019, the Company announced that (i) Mr. Myers would be retiring from his positions as an executive officer and director, effective March 15, 2020, and (ii) the equity awards originally granted to him pursuant to his 2018 Employment Agreement would be restructured accordingly. In summary, this restructuring of Mr. Myers’ equity awards under his 2018 Employment Agreement resulted in the following actions: (1) with respect to the 100,000 stock options granted to Mr. Myers, one-third of these options vested on September 12, 2019 (the first anniversary date of his 2018 Employment Agreement), while the remaining two-thirds of these options were cancelled upon Mr. Myers’ retirement, (2) with respect to the 105,000 Time RSUs granted to Mr. Myers, 15,000 of such Time RSUs vested as scheduled on September 12, 2019, the vesting of the second installment of 45,000 Time RSUs was accelerated to Mr. Myers’ retirement date of March 15, 2020, and the third installment of 45,000 Time RSUs was cancelled, and (3) with respect to the 105,000 Performance RSUs granted to Mr. Myers at target performance levels, Mr. Myers received 18,000 shares on September 12, 2019, due to performance under the two enumerated performance criteria exceeding the target level of 15,000 shares, the second installment of Performance RSUs, which was targeted at 45,000 shares, was revised to be time-based and to vest on Mr. Myers’ scheduled retirement date of March 15, 2020, and the third installment of Performance RSUs, which was also targeted at 45,000 shares, was cancelled.

As part of the consideration for Mr. Myers’ entering into the Retirement and Consulting Agreement with the Company in connection with the announcement of his retirement, Mr. Myers was granted 90,000 Time RSUs, which are to vest as a result of Mr. Myers’ continued consulting services through December 31, 2020.

The grant value associated with the 66,667 stock options, 45,000 Time RSUs and 45,000 Performance RSUs that were cancelled (and not earned by Mr. Myers) was $23.75 per stock option share and $23.75 per RSU share based upon the value of such options and the closing price of CVB Financial Corp.’s stock on September 12, 2018, which was the grant date of such stock options and RSUs. The grant value for the 90,000 Time RSUs granted under the Retirement and Consulting Agreement was $20.64 per share (an aggregate of $1,857,600), which was the closing price of CVB Financial Corp.’s stock on July 17, 2019. All the equity grants described above were made, vested or cancelled, as applicable, pursuant to the terms of our 2018 Equity Incentive Plan.

Equity Compensation for other NEOs. Historically, our Compensation Committee looked to make equity grants to our NEOs other than our CEO periodically. As a result, because our NEO’s other than our CEO had received equity grants in September 2018, the Compensation Committee did not undertake to make additional equity grants to such NEOs during 2019. However, based on market data and recommendations provided by our outside compensation consultants at Pearl Meyer and other peer financial institution information available to the Compensation Committee, the Committee has decided to re-align the timing of Company’s equity grants to an annual, 12-month cycle. In addition, the Committee decided to introduce performance-contingent restricted stock units, which had previously been utilized solely in connection with equity grants to our CEO, to a wider group of the Company’s executives including our other NEOs. The specific performance criteria applicable to this initial grant of performance-contingent restricted stock units to our other NEOs are the same as those utilized for performance-contingent grants to our CEO and thus are summarized above in the section of this proxy statement on “Compensation Arrangements with our New Chief Executive Officer.”

Based upon this revised approach, which was decided in the first quarter of 2020, it was the intention of the Compensation Committee to provide “catch-up” equity grants to our four NEOs other than the CEO attributable to their outstanding job performance in 2019 during the first quarter of 2020, and such NEOs as well as certain other executives received such grants on March 25, 2020. In addition, in order to implement the new, one-year cycle for considering equity grants, the Committee provided a separate set of equity awards to our NEOs which are designed to account for their job performance during our 2020 fiscal year, and these grants for 2020 included performance-contingent restricted stock units as noted above. Because the “catch-up” equity grants for performance in 2019, as well as the forward-looking equity grants for 2020, were each made during the first quarter of our 2020 fiscal year, the amounts and terms of such awards will be described in detail in our next proxy statement to be provided in April 2021 in connection with our 2021 Annual Meeting of Shareholders. All the equity grants to our other NEOs awarded in 2018 and in the first quarter of 2020 were made pursuant to the terms of our 2018 Equity Incentive Plan.

Policy on Hedging of Company Equity Securities by Directors, Officers and Employees

The Company has adopted an “Insider Trading Policy” governing transactions in CVB Financial Corp. equity securities by officers, directors, employees and consultants of the Company, which Policy was most recently re-approved by our Board of Directors on December 18, 2019. In addition to the Policy’s general prohibitions on insider trading in violation of applicable federal law, this Policy contains a more specific set of restrictions which apply to any of our directors, NEOs and certain other officers whom the Company has designated as restricted persons due to their positions with the Company or their access to material non-public information regarding the Company (collectively, “Restricted Persons”). Under this Policy, our Restricted Persons are prohibited from engaging in specified types of transactions involving the Company’s equity securities, including any trading on a short-term basis (i.e., purchases and sales within a six-month period), short-selling or buying or selling options (including the trading of puts, calls or other market derivatives). Other forms of hedging or monetization transactions, such as equity swaps, zero-cost collars and forward sale contracts, which would allow the Restricted Person to continue to own the affected CVB Financial Corp. equity security, but without the full risks and rewards of outright ownership, are discouraged under the Policy, because such Restricted Person may no longer have the same incentives as the Company’s other shareholders, and accordingly, any Restricted Person wishing to enter into such a transaction is required to provide a detailed justification and to pre-clear the transaction with our General Counsel. Likewise, the pledge or placement in a margin account of any equity securities of the Company owned by a Restricted Person is discouraged and requires written justification and pre-clearance with our General Counsel. Pre-planned stock trading programs that otherwise satisfy the requirements of Securities and Exchange Commission Rule 10b5-1 and the terms of our Policy are generally permitted. As of the date of this proxy statement, no hedging transactions by Restricted Persons have been approved within the prior fiscal year or the current year.

Retirement Plans

The CVB Financial Corp. 401(k)/Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including our named executive officers. It also has death and disability benefit features.

All eligible employees receive a Qualified Non-Elective Contribution to the 401(k) portion of the Plan each year, which is immediately vested. Annual Qualified Non-Elective Contributions are made solely by CVB Financial Corp. These contributions are provided to eligible 401(k) Plan participants. For 2019, CVB Financial Corp. contributed 3% of total eligible employee base salary and bonus (which eligible amount for any employee was a maximum of $280,000 in 2019) in the form of a Qualified Non-Elective Contribution, resulting in contributions of $8,400 for each of our NEOs.

For our Profit Sharing Plan, employees become eligible upon completing at least one year of employment and having at least 1,000 hours of service in the applicable calendar year. Profit Sharing Plan participants become fully vested in amounts contributed upon reaching six years of service. Contributions to the Profit Sharing Plan are made by CVB Financial Corp. at the discretion of the Board of Directors. For 2019, CVB Financial Corp. contributed 2% of total eligible employee base salary and bonus to our Profit Sharing Plan, resulting in contributions of $5,600 for each of our NEOs.

Deferred Compensation Program

A separate deferred compensation plan for Mr. Myers allowed him to elect to defer compensation to be paid in a year later than the year in which it is earned. The Compensation Committee had the discretion to contribute additional amounts to Christopher D. Myers’ deferred compensation plan during the period when he was employed at the Company. CVB Financial Corp. has committed to provide Mr. Myers a fixed annual rate of return on the balance in his deferred compensation accounts of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined under the plan) plus 2% to the extent, if any, that it exceeds the fixed rate of 6%. This preferential rate of return continues to apply to the balances in Mr. Myers’ deferred compensation plan, even after his retirement, until such amounts are fully distributed. The Compensation Committee agreed to this rate of return when Mr. Myers was initially hired in 2006 in order to induce him to join CVB Financial Corp.

We also have a broader based deferred compensation program for certain other senior employees, including all our current NEOs and our directors. There is no guaranteed rate of earnings on this broader deferred compensation program. These programs allow the NEOs, directors and other program participants to realize certain tax deferral benefits for compensation that they otherwise earn, as permitted by the applicable deferred compensation plan. Mr. Brager is eligible to participate in this broader based deferred compensation plan on the same terms as other participants and was not provided with any separate plan or preferential rate of return when he was promoted to become our new CEO.

Health and Welfare Benefits

Health and welfare benefits are an additional part of our compensation package. We offer our employees a full range of medical, dental, vision, life and long-term disability coverage. All employees, including our NEOs, pay approximately 25% of the costs, while the Company pays the remaining 75%. We believe these benefits are comparable to those offered to employees by our peer group banks and financial institutions.

Change in Control Agreements and Severance Arrangements

To ensure the continuity of management in the event of a change in control of the Company, each of our current NEOs, other than our CEO, has entered into a Severance Compensation Agreement with change in control features. By contrast, the Company has typically entered into a separate employment agreement with the individual serving as our CEO which contains its own specific change in control features. Additional information regarding the specific change in control arrangements for each of our NEOs is set forth in the section of this proxy statement on “Potential Payments Upon Termination or Change in Control.”

In order to receive cash severance benefits under the change in control provisions of the agreements with our NEOs, both of the following events must occur: (x) there must be a change in control of CVB Financial Corp. or Citizens Business Bank, and (y) either the executive’s employment is terminated by the Company or its successor entity within a specified period prior to or within one year following the occurrence of the change in control, or the executive resigns his employment for good reason within one year following the occurrence of the change in control.

Under the terms of Mr. Myers’ 2018 Employment Agreement, Mr. Brager’s 2020 Employment Agreement and the respective Severance Compensation Agreements applicable to our four other NEOs, (i) “change in control” is generally defined as a person or group action that changes and then controls more than 50% of the stock ownership or voting power of the Company, a majority of the membership of our Board of Directors, or the ownership of more than 50% of the gross fair market value of the assets of Citizens Business Bank, and (ii) “good reason” is generally defined as a reduction or diminution of the executive’s base salary, benefits, title, authority, duties or responsibilities, or a forced relocation of more than 50 miles.

The Compensation Committee believes that this “double trigger” change in control severance compensation arrangement for Mr. Myers (while he was our CEO), Mr. Brager (in his role as our new CEO) and our other four NEOs helps to strike the right balance between facilitating continuity of management and ensuring successful integration in the event of a change in control, on the one hand, and allowing each NEO some degree of protection by enabling the named executive to be appropriately compensated if the successor company decides to terminate the NEO or otherwise materially change the conditions of the NEO’s employment, on the other hand.

Additionally, under the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan, Mr. Brager’s 2020 Employment Agreement and Mr. Myers’ 2019 Consulting Agreement, all outstanding unvested stock options, restricted stock and restricted stock units would accelerate upon the occurrence of a change in control, whether or not the named executive officer is terminated or resigns for good reason.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code limits the corporate tax deduction for compensation paid to our NEOs in any fiscal year to $1 million per individual. This limitation applies to compensation paid to or with respect to anyone who had been an NEO in fiscal year 2017 or in any later fiscal year, even if the individual is not an NEO in the year for which deduction would be taken. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. However, as a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is included in compensation subject to the $1 million annual deduction limitation, subject to certain exceptions for performance-based compensation granted before November 3, 2017. Beginning with our fiscal year 2019, the California Revenue and Taxation Code has been conformed to the recent amendments to Section 162(m), so that performance-based compensation, unless granted before April 1, 2019, is included in compensation subject to the $1 million annual deduction limitation in determining the Company’s California franchise tax liability.

The Company’s annual incentive compensation plans for our NEOs had been designed generally to satisfy the exception for performance-based compensation prior to the recent tax law change. The Company’s current Executive Incentive Plan was approved by our shareholders at our annual meeting in 2015. For purposes of maintaining compensation best practices, the Compensation Committee may continue to provide performance-based compensation that meets the pre-amendment requirements of Section 162(m).

Stock options granted under our 2008 Equity Incentive Plan were intended to qualify as performance-based compensation that is exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017 (on or before March 31, 2019 for California tax purposes), and not modified thereafter, will continue to so qualify. However, as a result of the recent tax law change, income recognized on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) federal tax deduction limitation. Stock options, stock appreciation rights and other performance awards granted under our 2018 Equity Incentive Plan on or before March 31, 2019 may qualify as performance-based for California tax deduction purposes, so that income recognized on exercise of such stock options may be exempt from the deduction limitation under California tax law. However, income recognized on exercise of options granted after March 31, 2019, will not be exempt from the deduction limitation under California tax law.

The Compensation Committee believes that shareholder interests are best served if it has discretion and flexibility to award compensation to our executives that is not necessarily performance-based and that is not restricted to $1 million annually, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved bonus compensation and equity grants for our NEOs that may not be fully deductible because of the Section 162(m) limitation and may approve other compensation that is not deductible for income tax purposes.

The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the tax deductibility of compensation programs. The Compensation Committee has retained the flexibility, however, to pay compensation that is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Discussion of Compensation Policies and Practices Related to Risk Management

The Compensation Committee noted that, while CVB Financial Corp.’s cash incentive programs reward employees, including senior executives, based in part on their business line performance and the achievement of certain performance objectives, specifically profit and expense metrics, loan growth and retention, and deposit growth and retention, which presented the potential for excessive risk taking, CVB Financial Corp. also has a practice of paying long-term compensation as a significant portion of total compensation and an emphasis on overall performance in making incentive award and bonus compensation decisions. Additionally, the Compensation Committee found that CVB Financial Corp., through the monitoring of its Audit Committee and the Risk Management Committee of Citizens Business Bank, has appropriate compliance, internal control, and disclosure review and reporting programs, including regular review by the Loan Committee of both underwriting standards and Citizens Business Bank’s major banking relationships. Further, Citizens Business Bank’s Chief Risk Officer actively oversees the Company’s compliance with the requirements of the Risk Management Policy and Program, acts as chair of the management-level Compliance Committee at Citizens Business Bank, and is in regular contact with the foregoing Board committees to address material risks. Finally, we believe that CVB Financial Corp.’s director stock ownership guidelines and the prohibition on, and right to discipline employees and/or “claw back” bonus payments made to our executives for, manipulating financial statements or business goals for compensation purposes in accordance with our Code of Ethics, also contribute to mitigating any risks associated with compensation incentives. Ultimately, the Compensation Committee has determined that the foregoing measures provide adequate safeguards that should either prevent or discourage excessive risk taking.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filings, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Raymond V. O’Brien III, Chair	Anna Kan
George A. Borba, Jr.	Marshall V. Laitsch
Stephen A. Del Guercio	Kristina M. Leslie
Rodrigo Guerra, Jr.	Hal W. Oswalt

Summary of Compensation

The following table sets forth the compensation awarded to, earned by or paid for services and received by our NEOs for the last three fiscal years ended December 31, 2019, 2018 and 2017. As further described in the table and footnotes below, all of the equity awards disclosed for Mr. Christopher D. Myers for 2019 relate to the amendment of prior grants awarded in 2018 as a result of Mr. Myers’ retirement.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)(4)	Stock Awards ($)(5)(6)(7)(8)	Option Awards ($)(7)(8)(9)	Non- Equity Executive Incentive Plan Comp. ($)(10)(11)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(12)	All Other Comp. ($)(13)	Total ($)

Christopher D. Myers	2019	907,996	270,000	3,715,200	—	1,966,250	227,333	85,952	7,172,732

President and CEO of the Company and Bank	2018	828,462	160,000	4,987,500	506,740	880,000	253,801	77,508	7,694,011
	2017	800,000	160,000	—	—	800,000	252,891	68,748	2,081,639

E. Allen Nicholson	2019	354,039	70,000	—	—	171,500		50,387	645,925

EVP, Chief Financial Officer of the Company and the Bank	2018	324,423	98,800	283,440	—	151,200	—	49,480	907,343
	2017	313,461	43,400	114,450	—	161,200	—	47,418	679,929

David A. Brager	2019	379,039	75,000	—	—	157,500	—	65,350	676,889

EVP, Sales Division Manager of the Bank	2018	345,769	125,800	354,300	—	174,200	—	63,967	1,064,036
	2017	331,923	52,000	171,675	—	136,500	—	66,004	758,102

David F. Farnsworth	2019	301,346	30,000	—	—	123,000	—	57,344	511,690

EVP, Chief Credit Officer of the Bank	2018	289,038	41,800	141,720	—	148,200	—	56,130	676,888
	2017	285,000	11,400	—	—	114,000	—	43,537	453,937

David C. Harvey	2019	379,039	56,250	—	—	187,500	—	67,424	690,213

EVP, Chief Operations Officer of the Bank	2018	345,769	100,800	354,300	—	174,200	—	66,069	1,041,138
	2017	331,923	45,500	114,450	—	175,500	—	70,349	737,722

(1)

These are the annual salaries paid to our NEOs for each of the years indicated. However, the annual salaries for Messrs. Nicholson, Brager and Harvey for 2017, and the annual salaries for all our NEOs for 2018 and 2019, reflect their cumulative actual pay for the year in question, due to mid-year increases in base salary received by the affected NEOs during those two years. For 2019, Mr. Myers’ base salary increased from $900,000 to $927,000, effective as of September 12, 2019, whereas on September 15, 2019, Mr. Brager’s and Mr. Harvey’s respective base salaries increased from $375,000 to $390,000, Mr. Nicholson’s base salary increased from $350,000 to $365,000, and Mr. Farnsworth’s base salary increased from $300,000 to $305,000.

(2)

The amounts shown in column (d) for 2019 reflect the cash award made to Mr. Myers under the “CEO Subjective Job Performance” factor under his 2019 CEO Performance Compensation Plan, whereas the amounts shown in column (d) for Messrs. Nicholson, Brager, Farnsworth and Harvey, respectively, reflect their supplemental bonuses related to the “subjective award” component specified individually for each of our NEOs, other than Mr. Myers, under our 2019 Executive Performance Compensation Plan. Further information regarding the awards of supplemental bonuses to all our NEOs including our CEO is provided above in the section of this proxy statement on “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus.”

(3)

The amounts shown in column (d) for 2018 reflect the cash award made to Mr. Myers under the “other job performance” component of his 2018 Performance Compensation Plan, whereas the amounts shown in column (d) for 2018 for Messrs. Nicholson, Brager, Farnsworth and Harvey, respectively, reflect both their supplemental bonuses related to their “overall job performance” and their special supplemental bonuses that they received in recognition of their extraordinary efforts in 2018 in connection with the Community Bank acquisition and integration.
(4)

The amounts shown in column (d) for 2017 reflect the cash bonus compensation awards paid to Messrs. Myers, Nicholson, Brager, Farnsworth and Harvey, respectively, under discretionary bonus plans which for 2017 were named Supplemental Bonus Plans.

(5)

The aggregate stock award amount disclosed in this Table for Mr. Myers for 2019 consists of three components. The first two components of the aggregate stock award amount disclosed in this Table for Mr. Myers for 2019 relate to the amendment of RSUs previously granted to him in 2018 in connection with his 2018 Employment Agreement, which amendment occurred in conjunction with Mr. Myers’ Employment Agreement Amendment entered into on July 17, 2019; these two components are as follows: (i) 45,000 Time RSUs granted on September 12, 2018 whose vesting was accelerated from their original scheduled vesting date of September 12, 2020 to Mr. Myers’ retirement date of March 15, 2020 and (ii) 45,000 PRSU’s granted on September 12, 2018 (at targeted performance levels for 2020) which were converted to Time RSU’s that vested upon Mr. Myers’ retirement on March 15, 2020. The third component relates to 90,000 Time RSUs granted to Mr. Myers for consulting and related services to be provided by him following his retirement under his Retirement and Consulting Agreement, which also was concluded on July 17, 2019. These Time RSUs likewise consist of shares converted from equity grants originally made to Mr. Myers pursuant to his 2018 Employment Agreement and are scheduled to vest upon Mr. Myers’ providing continued consulting services to the Company through December 31, 2020. Further information about Mr. Myers’ Employment Agreement Amendment and Retirement and Consulting Agreement are provided above in the section of this proxy statement on “Compensation Arrangements with our Retiring Chief Executive Officer.”

(6)

The Time RSUs and PRSUs disclosed in the Table as having been awarded to Mr. Myers in 2018 were originally granted in connection with the renewal of his employment arrangements as our Company’s CEO under his 2018 Employment Agreement. This 2018 aggregate equity grant of Time RSU’s and PRSUs, which was valued at the time of grant for purposes of this Table for 2018 in the total amount of $4,987,500, was intended to cover the entire three-year term of Mr. Myers’ 2018 Employment Agreement. However, due to Mr. Myers’ early retirement prior to the end of such three-year term, the 2018 stock awards that were originally scheduled to vest in 2021, which comprised $2,137,500 of the $4,987,550 dollar value disclosed for 2018, have been cancelled and will not be realized by Mr. Myers as assumed when originally reported in 2018.

(7)

Mr. Myers received no stock awards or stock options in 2017 and proportionally smaller vesting of stock awards in 2019 under the terms of his 2018 Employment Agreement, because previous restricted stock and stock option grants made to Mr. Myers in 2014 were intended to cover the five-year term of his 2014 Employment Agreement which had included our 2018 fiscal year. The Company’s four other NEOs did not receive any stock awards in 2019 but did receive stock awards in March 2020 that were intended to cover their performance in 2019. See the section of this proxy statement on “Equity-Based Compensation” above.

(8)

Pursuant to SEC regulations regarding the valuation of equity awards, all amounts in columns (e) and (f) represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures, and including the value of dividends to be paid on unvested shares of restricted stock and RSUs. For our NEOs other than Mr. Myers, the grant date fair value of the time-vesting restricted stock shares received by each such NEO in 2018 is based on the number of shares awarded times the per share closing price of the Company’s common stock on the grant date of September 19, 2018, which was $23.62. The amounts reflected in the table correspond to our accounting expense and do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the respective year end.

(9)

The Option Award disclosed in the Table as having been awarded to Mr. Myers in 2018, also in connection with his 2018 Employment Agreement, at an aggregate reported value of $506,740, consisted of 100,000 options, vesting in equal increments over the following three years, to purchase

CVB Financial Corp. stock at the closing price of our shares on September 12, 2018 of $23.75. However, due to Mr. Myers’ early retirement from the Company, the first one-third of this Option Award vested as scheduled on September 12, 2019, but the remaining two installments (comprising $337,827 of the value reported in 2018) were forfeited and cancelled when Mr. Myers’ retired as our CEO on March 15, 2020.
(10)

The aggregate amount shown in column (g) for Mr. Myers for 2019 reflects the sum of two separate performance incentive compensation awards. The first component, in the amount of $866,250, was awarded to Mr. Myers in February 2020 pursuant to the factors enumerated in Mr. Myers’ 2019 CEO Performance Compensation Plan, as set forth in the 2019 Table of Performance Measures provided above in the section of this proxy statement on “2019 Executive Incentive Awards” (except for the compensation awarded to Mr. Myers for the “CEO Subjective Job Performance” factor in the Table of Performance Measures which is instead accounted for in column (d) as described in footnote 2 above). The second component, in the amount of $1,100,000, was awarded to Mr. Myers on September 12, 2018, pursuant to a special incentive cash award opportunity provided in his 2018 Employment Agreement. Mr. Myers earned the maximum amount available under this award based on the Company’s Average Relative ROA for the specified performance period, as further described above in the section of this proxy statement on “Compensation Arrangements with our Retiring Chief Executive Officer.”

(11)

The amounts shown in column (g) for Messrs. Nicholson, Brager, Farnsworth and Harvey, respectively, for 2019 reflect the cash incentive compensation awards made to our NEOs other than our CEO pursuant to the objective factors enumerated in their 2019 Executive Performance Compensation Plan, as set forth in the Table of Performance Measures provided above in the Compensation Discussion and Analysis section of this proxy statement under “Annual Performance Incentive Compensation and Supplemental Discretionary Bonus — 2019 Executive Objective Incentive Awards.”

(12)

The amount included in column (h) for 2019 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers through December 31, 2019.

(13)	The amounts shown in column (i) reflect the following for each of the executives for 2019:
a.

Mr. Myers’ other compensation represents $12,475 for country club dues, $28,107 for health benefits, $816 for life insurance premiums, $14,000 for contributions to the 401(k)/Profit Sharing Plan, $4,631 for the personal use of a company car, $15,893 for expenses associated with his spouse’s attendance with him at certain business conferences and seminars and $10,030 for reimbursement for legal fees incurred in connection with his entering into the Employment Agreement Amendment and Retirement and Consulting Agreement.

b.	Mr. Nicholson’s other compensation represents $21,170 for health benefits, $816 for life insurance premiums, $14,000 for contributions to the 401(k)/Profit Sharing Plan and a $14,400 auto allowance.
c.

Mr. Brager’s other compensation represents $7,496 for country club dues, $21,128 for health benefits, $816 for life insurance premiums, $14,000 for contributions to the 401(k)/Profit Sharing Plan, a $14,400 auto allowance and $510 for expenses associated with his spouse’s attendance with him at certain business conferences and seminars.

d.	Mr. Farnsworth’s other compensation represents $28,128 for health benefits, $816 for life insurance premiums, $14,000 for contributions to the 401(k)/Profit Sharing plan and a $14,400 auto allowance.
e.

Mr. Harvey’s other compensation represents $10,080 for country club dues, $28,128 for health benefits, $816 for life insurance premiums, $14,000 for contributions to the 401(k)/Profit Sharing Plan and a $14,400 auto allowance.

Grants of Plan-Based Awards in 2019

The following table illustrates the terms of plan-based awards initially granted to our NEOs during our 2019 fiscal year as follows: (i) the cash performance incentive compensation award for our CEO under his CEO Performance Compensation Plan for 2019, (ii) the respective cash performance incentive compensation awards for our other NEOs pursuant to our Executive Performance Compensation Plan for 2019, (iii) the re-purposing of certain equity grants originally made to Mr. Myers pursuant to his 2018 Employment Agreement and our 2018 Equity Incentive Plan in connection with his 2019 Amended Employment Agreement, and (iv) the repurposing of certain equity grants originally made to Mr. Myers pursuant to his 2018 Employment Agreement and our 2018 Equity Incentive Plan in connection with his 2019 Retirement and Consulting Agreement. Our NEOs other than Mr. Myers did not receive equity awards during our 2019 fiscal year, although as noted above, the Compensation Committee provided make-up equity awards to these NEOs for their 2019 performance, as well as separate awards for 2020, in connection with our move to making annual equity grants, during the first quarter of 2020.

	Grant Type	Initial Grant Date	Grant Date	Estimated Possible Payouts Under Non-Equity Performance Compensation Plan Awards			Estimated Possible Payouts Under Equity Performance Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name				Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)

Christopher D. Myers	Cash Incentive Award			540,000	720,000	1,350,000

	Amended Employment Agreement RSUs	9/12/2018	7/17/2019							90,000(2)			1,857,600

	Retirement and Consulting Agreement RSUs	9/12/2018	7/17/2019							90,000(3)			1,857,600

E. Allen Nicholson	Cash Incentive Award			70,000	140,000	210,000

David A. Brager	Cash Incentive Award			75,000	150,000	225,000

David F. Farnsworth	Cash Incentive Award			60,000	120,000	180,000

David Harvey	Cash Incentive Award			75,000	150,000	225,000

(1)

Represents the maximum amounts which could be earned by each named executive officer, based upon his base salary level in effect as of March 1, 2019, under his respective 2019 Performance Compensation Plan, as described in the section of this proxy statement on “Compensation Discussion and Analysis,” except, in the case of Mr. Myers, for the component of his CEO Performance Compensation Plan related to “CEO Subjective Job Performance” which is considered to have been made on a fully discretionary basis.

(2)

As noted in footnote (5) of the Summary Compensation Table above, this amount represents the amendment of plan-based RSU awards originally made to Mr. Myers upon entering into his 2018 Employment Agreement, the vesting provisions of which were amended pursuant to his Employment Agreement Amendment, in consideration of his agreement to continue to serve as our CEO through his retirement date of March 15, 2020, and consists of the following two components: (i) 45,000 Time RSUs whose vesting was accelerated from their original scheduled vesting date of September 12, 2020 to vest instead upon Mr. Myers’ retirement date of March 15, 2020, and (ii) 45,000 PRSU’s (at targeted performance levels for 2020) which were converted to Time RSUs that vested at Mr. Myers’ retirement on March 15, 2020.
(3)

As noted in footnote (5) of the Summary Compensation Table above, this plan-based award was made to Mr. Myers pursuant to his Retirement and Consulting Agreement, in consideration of his agreement to serve the Company as a consultant from his retirement date of March 15, 2020 through December 31, 2020, and is scheduled to vest upon Mr. Myers’ providing continued consulting services to the Company through December 31, 2020.

(4)

For information on equity grant valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the applicable year end. In the case of restricted stock units that are subject to time-based vesting, the fair value is computed as the number of shares covered by the award multiplied by the closing price of our common stock on the grant date. In the case of performance-based restricted stock units, the fair value is computed as the target number of shares, within the range specified in the award, multiplied by the closing price of our stock on the date of grant.

Discussion of Summary Compensation and Grant of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Certain Terms Applicable to All Equity Incentive Grants to our NEOs. All options, restricted stock, restricted stock units and performance-based share grants to our NEOs prior to our annual shareholders meeting on May 23, 2018 were made pursuant to the terms of our 2008 Equity Incentive Plan, while all options, restricted stock, restricted stock units and performance share grants to our NEOs after our annual shareholders meeting in 2018 have been and will be made pursuant to the terms of our 2018 Equity Incentive Plan, as described above in the section of this proxy statement on “Equity-Based Compensation.” Under both our 2008 and 2018 Equity Incentive Plans, dividends are paid on grants of restricted stock shares and dividend equivalents are paid on Time RSUs which have not yet vested at the same rate as dividends declared on all other shares of our common stock. With respect to Performance RSUs, dividend equivalents are paid retroactively for periods prior to vesting once the number of shares to be awarded has been finally determined. In the event of a change of control of CVB Financial Corp. or Citizens Business Bank, all the vesting restrictions lapse on equity awards under both our 2008 and 2018 Equity Incentive Plans. Subject to the respective terms of our 2008 and 2018 Equity Incentive Plans, our Compensation Committee has the authority, in its sole and absolute discretion, to remove any or all of the vesting restrictions on the restricted stock, RSU, performance-based share and option grants made under such Plans.

Equity Incentive Grants in 2019 under the Employment Agreement Amendment and the Retirement and Consulting Agreement with our CEO. As described above in the section of this proxy statement on “Compensation Arrangements with our Retiring CEO,” under the original terms of his 2018 Employment Agreement, Mr. Myers was granted 100,000 stock options, (the “Options”), 105,000 time-based RSUs (the “Time RSUs”), and 105,000 performance-based RSUs (the “Performance RSUs”) in September 2018.

The Options were originally scheduled to vest in three equal annual installments, and the first tranche of 33,333 Options vested as scheduled on September 12, 2019. However, the remaining two installments, which totaled 66,667 Options, have terminated and may not be exercised because Mr. Myers has retired and thus will not be employed at the Company through the remaining two annual vesting dates in 2020 and 2021.

The Time RSUs were originally set to vest as to 15,000 shares on September 12, 2019, 45,000 shares on September 12, 2020, and 45,000 shares on September 12, 2021, and the first tranche of 15,000 Time RSUs vested as scheduled on September 12, 2019. However, under the Employment Agreement Amendment, the vesting of the second tranche of 45,000 Time RSUs was accelerated to Mr. Myers’ retirement date of March 15, 2020, as consideration for his agreement to continue to serve as our President and CEO through that date. The third tranche of 45,000 Time RSUs was canceled, and Mr. Myers will receive no shares or other benefits under such third tranche of Time RSUs.

The Performance RSUs were likewise originally scheduled to vest in installments over three years, on the same vesting dates, in installments at targeted levels of 15,000, 45,000 and 45,000 shares, respectively, based on the Company’s performance under two enumerated financial measures, during three performance periods that were designed to be one, two and three years in length (each a “Performance Period”) to cover each successive installment. However, in view of Mr. Myers’ retirement on March 15, 2020, the only relevant Performance Period under the 2018 Employment Agreement, as amended, was the “2019 Performance Period” which was the 12-month period ended June 30, 2019 and which covered the initial installment of 15,000 Performance RSUs. For this 2019 Performance Period, the metrics achieved by the Company under the two enumerated financial measures resulted in an aggregate issuance of 18,000 shares under the Performance RSUs to Mr. Myers on September 12, 2019. Under the Employment Agreement Amendment, the second installment of 45,000 Performance RSU’s was revised to be time-based and to vest on March 15, 2020, as further consideration for Mr. Myers’ agreement to continue to serve as our President and CEO through that date. The third installment of Performance RSUs was canceled and Mr. Myers will receive no shares or other benefits under such third installment of Performance RSUs.

However, under Mr. Myers’ 2019 Consulting Agreement, as a portion of the consideration for his consulting services to and related agreements with the Company, the Company granted to Mr. Myers an award of Time RSUs for 90,000 shares, which are scheduled to vest on December 31, 2020, if Mr. Myers fulfills his obligation to continue to serve the Company as a consultant through that date (or earlier in the event of his death or a change of control of the Company).

Accordingly, while the Summary Compensation Table in this proxy statement indicates that the total cost of the equity incentives awarded to Mr. Myers was $5,494,240 for 2018, in view of the changed circumstances resulting from Mr. Myers’ early retirement pursuant to the Employment Agreement Amendment, and the termination of Mr. Myers’ 2018 stock options that were originally scheduled to vest in 2020 and 2021, and the cancellation of Mr. Myers’ Time RSUs and Performance RSUs that were originally scheduled to vest in 2021, $2,137,500 of the $4,987,550 dollar value disclosed for Stock Awards for 2018 relate to RSUs that have been cancelled and $337,828 of the $506,740 dollar value disclosed for Option Awards for 2018 relate to stock options that have terminated, so that such portions of the dollar value of such awards disclosed for 2018 will not ultimately be realized by Mr. Myers as assumed based on the calculations utilized when such grants were originally reported for 2018.

Equity Incentive Grants to our Other NEOs. Our NEOs other than our CEO did not receive any equity grants during 2019. As noted above in the section of this proxy statement on “Equity-Based Compensation,” as an historical matter, our Compensation Committee has in past years made equity grants to our NEOs other than our CEO on a periodic and irregular basis. As a result, because our NEOs other than our CEO had received significant equity grants in the latter part of 2018, our Compensation Committee did not undertake to make additional equity grants to such NEOs in 2019. However, based on a study and recommendations provided by our outside compensation consultants at Pearl Meyer in November 2019, and other market and peer financial institution compensation data available to our Compensation Committee, the Committee has decided to re-align the timing of Company’s equity grants to a more traditional 12-month cycle. In view of this determination, which was made in the first quarter of 2020, it was the intention of the Compensation Committee to provide “catch-up” equity grants to our NEOs other than the CEO attributable to their outstanding job performance in 2019 during the first quarter of 2020, and such NEOs as well as certain other executives received such grants on March 25, 2020. In addition, in order to implement the new, one-year cycle for considering equity grants, the Committee decided to provide a separate set of equity awards to our NEOs which are designed to properly incentivize their job performance commencing in our 2020 fiscal year. Because the “catch-up” equity grants for performance in 2019, as well as the forward-looking equity grants for 2020, were each made during the first quarter of our 2020 fiscal year, the amounts and terms of such awards will be described in detail in our next proxy statement to be provided in connection with our 2021 Annual Meeting of Shareholders.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding equity awards for our named executive officers who had outstanding equity awards at December 31, 2019. All of the awards have been adjusted for the stock dividends and stock splits declared by CVB Financial Corp. since the grant date, if any.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)

Christopher D. Myers	33,333	66,667(2)	23.75	9/12/2028
					90,000	(3)	1,942,200

					90,000	(4)	1,942,200

E. Allen Nicholson		6,000(5)	16.62	6/22/2026

					8,000	(6)	172,640

					3,000	(7)	64,740

David A. Brager					10,000	(6)	215,800
					4,500	(7)	97,110

					6,000	(8)	129,480

David F. Farnsworth	9,000	6,000(9)	17.03	7/20/2026
					4,000	(9)	86,320
					4,000	(6)	86,320

David C. Harvey					3,000	(7)	64,740

					10,000	(6)	215,800

					6,000	(8)	129,480

(1)

The market value of the unvested stock awards represents the product of the closing price of CVB Financial Corp. common stock on December 31, 2019, which was $21.58, and the number of shares underlying such awards.

(2)	The unvested options were scheduled to vest half on each of September 12, 2020 and 2021, but terminated without vesting upon Mr. Myers’ retirement on March 15, 2020.
(3)	The unvested shares vested on March 15, 2020.
(4)	The unvested shares vest on December 31, 2020.
(5)	Half of the unvested options vest on each of June 22, 2020 and 2021.
(6)	Half of the unvested shares vest on each of September 19, 2020 and 2021.
(7)	One-third of the unvested shares vest on each of November 15, 2020, 2021 and 2022.
(8)	Half of the unvested shares vest on each of October 19, 2020 and 2021.
(9)	Half of the unvested options and unvested shares vest on each of July 20, 2020 and 2021.

Option Exercises and Stock Vested

The following table lists option exercises and stock vested during the year-ended December 31, 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher D. Myers	122,716	866,889	93,000	2,042,610
E. Allen Nicholson	3,000	13,110	10,000	214,400
David A. Brager	—	—	12,500	266,745
David F. Farnsworth	—	—	4,000	84,000
David C. Harvey	—	—	12,000	256,080

(1)	Represents the product of the number of shares acquired on option exercise and the difference between the closing price of our common stock on the exercise date and the option exercise price.
(2)	Represents the product of the number of shares acquired on vesting and the closing price of our common stock on the vesting date.

The following table provides information as of December 31, 2019, with respect to shares of CVB Financial Corp. common stock that may be issued under our equity compensation plans.

Equity Compensation Plan Information

(a)	(b)	(c)	(d)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b))
Equity compensation plans approved by security holders	358,600	$17.99	8,060,466
Equity compensation plans not approved by security holders	—	—	—
Total	358,600	$17.99	8,060,466

Deferred Compensation

Christopher D. Myers may defer up to 75% of his base salary and up to 100% of his bonus under the CVB Financial Corp. Deferred Compensation Plan for Christopher D. Myers, adopted effective January 1, 2007 for his benefit, for each calendar year in which the Plan is effective. In addition, Mr. Myers elected to defer under this Plan 100% of the special Incentive Cash Award provided in his 2018 Employment Agreement and earned in September 2019. During his tenure as our CEO, CVB Financial Corp. had the discretion to make additional contributions to the Plan for the benefit of Mr. Myers. Interest is credited to Mr. Myers’ account balance at the greater of a fixed rate of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined in the Plan) plus 2%. The Compensation Committee has the discretion to make available to Mr. Myers one or more measurement funds, based on certain mutual funds, for the purpose of crediting or debiting additional amounts to Mr. Myers’ deferrals. The amount to be credited to Mr. Myers’ account balance is determined assuming Mr. Myers’ account balance had been hypothetically allocated among the measurement funds.

Mr. Myers was given the election to receive all or part of his Plan balance following retirement in one lump sum or in annual installments for a period of up to 15 years. On January 1, 2014, a First Amendment to this Plan as adopted which provides for additional distribution elections for any deferrals made by Mr. Myers after the effective date of the Amendment. We may delay payment to Mr. Myers under this Plan to the extent necessary to allow us to deduct the full amount of the payment without limitation under Section 162(m) of the Internal Revenue Code, although the efficacy of any such delay has been substantially impacted by the enactment of the Tax Cuts and Jobs Act of 2017 and its amendments to Section 162(m). See the section of this proxy statement on “Tax Deductibility and Executive Compensation.”

We also adopted the Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007, for the benefit of our directors and named executive officers (other than Mr. Myers) and certain other executives, employees and contractors. Under this Plan, each participant may defer up to 90% of his or her base salary and up to 100% of his or her director fees, bonus, any commission, and any independent contractor compensation, for each calendar year in which the Plan is effective. This Plan does not provide for a guaranteed yield or return.

Effective October 17, 2014, a “Rabbi Trust” was established for deferral amounts and any earnings credited thereto under both of our Deferred Compensation Plans, pursuant to IRS Revenue Procedure 92-64. The purpose of the “Rabbi Trust” is to protect the participants’ deferral and distribution elections regarding the funds in the Company’s two Deferred Compensation Plans in the event of a change of control involving the Company, although such funds will not be protected from claims of creditors in the event of any bankruptcy or insolvency of the Company.

The following table shows contributions and earnings during 2019 and account balances as of December 31, 2019, under CVB Financial Corp.’s nonqualified Deferred Compensation Plan for Mr. Myers and for our other NEOs pursuant to our nonqualified Deferred Compensation Plan for Directors and Certain Specified Officers.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Christopher D. Myers	1,880,000	—	640,746	—	12,222,056
E. Allen Nicholson	102,000	—	20,845	—	185,880
David A. Brager	54,952	—	48,360	—	325,078

(1)	These amounts relate to compensation which was reported in the 2019 Summary Compensation Table.
(2)

Reflects 2019 earnings on deferred compensation in column (d) (or negative earnings if the measurement funds decreased in value) and the deferred compensation balance as of December 31, 2019 in column (f) for the named executive officer under the applicable Deferred Compensation Plan.

(3)

Of the amount included in column (d) for Mr. Myers, $227,333 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers through December 31, 2019, as reported in the Summary Compensation Table. Of the amount included in column (f) for Mr. Myers, $146,256 represents the above-market earnings reported as compensation to Mr. Myers in the Company’s Summary Compensation Table for prior years (2018 and 2017) as presented.

Potential Payments Upon Termination or Change in Control at December 31, 2019

We have Severance Compensation Agreements with each of our NEOs, except for Mr. Myers, which, as explained further below, provide for termination payments in situations related to a change of control of the Company, and which were in force as of December 31, 2019 for each such NEO other than our CEO. In the case of Mr. Myers, in his role as our CEO, his potential termination payments were triggered by a broader range of circumstances as provided in his 2018 Employment Agreement.

Mr. Myers’ decision to retire as our CEO, which was announced on July 18, 2019 and became effective on March 15, 2020, resulted in the modification of certain terms of his 2018 Employment Agreement, pursuant to the Employment Agreement Amendment concluded on July 17, 2019, as described above in the section of this proxy statement on “Compensation Arrangements with our Retiring CEO.” By way of overview, the Employment Agreement Amendment did not change any of the specific circumstances under which potential termination payments would have been payable to Mr. Myers under his original 2018 Employment Agreement, but, as noted above in the section of this proxy statement on “Equity-Based Compensation,” the Employment Agreement Amendment did entail the cancellation of specified equity grants initially provided to Mr. Myers under his 2018 Employment Agreement and the grant of equity awards under the Retirement and Consulting Agreement, and this in turn changed the amounts and values of the stock-based awards that would have vested for Mr. Myers in the event of a termination due to a change of control as defined in the 2018 Employment Agreement. Accordingly, for purposes of the following discussion and Table on “Potential Payments Upon Termination of Employment, it is assumed that any termination involving Mr. Myers would have occurred on December 31, 2019, even though the 2018 Employment Agreement, as amended by the Employment Agreement Amendment, expired upon Mr. Myers’ retirement on March 15, 2020, which was prior to the distribution date of this 2020 proxy statement, without any of the payment triggering termination events having occurred. In addition, because the following discussion relates to potential termination payments payable as of December 31, 2019, there is no summary of the termination provisions applicable to Mr. Brager as our new CEO under his 2020 Employment Agreement, since Mr. Brager’s 2020 Employment Agreement was concluded on February 14, 2020. The severance provisions of Mr. Brager’s 2020 Employment Agreement were disclosed in the Company’s Form 8-K filed on February 20, 2020, and the potential termination payments under it will be further addressed in the Company’s proxy statement to be issued in April 2021 in connection with our 2021 Annual Meeting of Shareholders.

Under Mr. Myers’ 2018 Employment Agreement, if he is terminated for cause or as a result of his death, he would be paid his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. If Mr. Myers’ employment is terminated without cause (other than in connection with a “change in control” as defined in the 2018 Employment Agreement), then Mr. Myers would be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) two times his then-current annual base salary plus (y) two times his average annual bonus granted for the preceding two calendar years. The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code. In addition, upon such a termination without “cause”, any unvested Options and Time RSUs that would have vested within 12 months of the date of such termination would immediately vest.

If Mr. Myers’ employment is terminated without cause by the Company or its successor entity within one year following a change in control or within one year prior to a change in control of CVB Financial Corp. or Citizens Business Bank, or Mr. Myers resigns his employment for “good reason” (as defined in his 2018 Employment Agreement) within one year following a change in control, Mr. Myers would be entitled to receive (i) his base salary earned through the termination date, plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to (x) three times his annual base salary for the last calendar year immediately preceding the change in control, plus (y) three times the average annual bonus he received for the last two calendar years ended immediately preceding the change in control. The additional payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code. In addition, upon a change in control, with or without Mr. Myers’ termination, Mr. Myers’ unvested Options and Time RSUs would vest immediately.

If Mr. Myers’ employment is terminated in connection with a disability, Mr. Myers would be entitled to an amount equal to the difference between any insurance proceeds he is entitled to receive under Citizens Business Bank’s insurance plans and his base salary for 12 months. The payments would be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period. In addition, upon such a termination due to death or disability, any unvested Options and Time RSUs that would have vested within 12 months of the date of such termination would immediately vest.

The receipt by Mr. Myers of additional payments in connection with his termination without cause, upon his disability, or in connection with a change in control, would be conditioned upon execution of a release in favor of CVB Financial Corp. and Citizens Business Bank. In addition, Mr. Myers agreed in his 2018 Employment Agreement not to solicit any customers or fellow employees of the Company for a period of one year following his termination of employment.

In addition, under his separate Retirement and Consulting Agreement, Mr. Myers would be entitled to receive the 90,000 shares of Time RSUs provided as compensation under such Agreement, which Time RSUs would otherwise vest on December 31, 2020, at an earlier point, in the event of either his death or a Change in Control of the Company occurring prior to his contractually scheduled vesting date.

Our other four current NEOs are entitled to severance only in limited circumstances following a change of control, as described above in the section of this proxy statement on “Change in Control Agreements.” Specifically, our Severance Compensation Agreements were amended and restated, effective on January 1, 2018, to provide that, in the event any of our NEOs (other than our President and CEO) terminates his employment for “good reason” or his employment is terminated during the 120 day period prior to a change of control, or during the one year period following a change in control, for any reason (other than for cause), the NEO concerned will receive an amount equal to twice such executive’s annual base salary for the most recent calendar year plus two times the average of the last two years’ bonuses paid to such executive immediately preceding the change in control. This amount will be paid in 24 equal monthly installments (without interest or other adjustment) on the first day of each month commencing with the first such date that is at least six (6) months after the date of the NEO’s “separation from service” (as such term is defined for purposes of Section 409A of the Internal Revenue Code pursuant to Treasury Regulations and other guidance promulgated thereunder) and continuing for successive months thereafter.

In addition, under the terms of the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan, upon a “change of control” of the Company, unless otherwise stated in an award agreement, awards granted under both Plans become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control.

The Compensation Committee believes these change in control agreements are important for the Company’s executives. By means of these agreements, CVB Financial Corp. believes it is more likely that an executive would remain in place to facilitate continuity of management and/or to assist an acquirer through the term of a change in control. These agreements also assist an executive who may be displaced because of the change in control.

The table below reflects the amount of compensation that would be awarded to each of our NEOs in the event of termination of such executive’s employment under the circumstances described below. The amounts shown assume that such termination was effective as of December 31, 2019, and thus is based upon amounts earned through such time and are estimates of the amounts which would be paid to the respective executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Incentive and/or bonus compensation earned during the year, as long as the executive was employed during the entire period for which such incentive and/or bonus compensation is being paid;
•	Stock options or restricted stock which has already vested;
•	Vested account balances under the 401(k)/Profit Sharing Plan (including the vested portions of any Company contribution amounts);
•	Account balances under any applicable Deferred Compensation Plan; and
•	Unused vacation pay.

Since these earned amounts would be payable to employees or officers generally, without regard to employment termination, they are not included in the table below, which describes the potential and specific payments to which our NEOs are or would be entitled upon termination.

Payments Made Upon Retirement

Other than the items identified immediately above under “Payments Made Upon Termination” and in the next paragraph, our NEOs receive no benefits in the event of retirement, except that the Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and to reduce the period of restriction on restricted stock in the event the continuous service of an employee or consultant terminates due to retirement or death.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the NEO will receive benefits under our employee disability plan or payments under our employee life insurance plan, as appropriate.

Potential Payments Upon Termination of Employment

Name	Cash Severance Arrangements/ Compensation ($)	Acceleration of Unvested Options, Stock Awards and Any Incentive Cash Awards ($)	Total Termination Benefits ($)

Christopher D. Myers(1)

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	2,942,125(2)	3,884,400(3)	6,826,525

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	6,045,375(4)	5,629,200(5)	11,674,575

Death or Disability	447,680(6)	3,884,400(3)	4,332,080

E. Allen Nicholson

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	1,221,500(2)	267,140(7)	1,488,640

Death or Disability	—	—	—

David A. Brager

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	1,312,500(2)	442,390(7)	1,754,890

Death or Disability	—	—	—

David F. Farnsworth

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	953,000(2)	199,940(7)	1,152,940

Death or Disability	—	—	—

David C. Harvey

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with a Change in Control	1,298,750(2)	410,020(7)	1,708,770

Death or Disability	—	—	—

(1)

As noted elsewhere in this proxy statement, Mr. Myers retired from the Company on March 15, 2020 without any such payments being triggered, so all amounts specified in this table are calculated as though his termination of employment occurred on December 31, 2019.

(2)	This amount represents two times base compensation plus two times the average of the last two years’ annual bonuses.
(3)	This amount includes any stock options and Time RSUs that would have vested within 12 months of December 31, 2019.
(4)	This amount represents three times base compensation plus three times the average of the last two years’ annual bonuses.
(5)	This amount represents the sum of (i) the number of shares of unvested Time RSUs which Mr. Myers held at December 31, 2019 times the closing price of the Company’s shares on December 31, 2019 and

(ii) the number of unvested stock options Mr. Myers held at December 31, 2019, times the closing price of the Company’s shares on December 31, 2019, minus (iii) the exercise price of such unvested stock options times the number of such unvested stock options.
(6)	Cash payment is for disability termination only, not upon death. Amount represents the difference between one times base salary and anticipated disability insurance payments.
(7)

Amounts represents the sum of (x) the number of shares of unvested restricted stock each individual held on December 31, 2019, and (y) the number of unvested stock options each individual held at December 31, 2019 times the closing price of the Company’s shares on December 31, 2019, minus (z) the exercise price of such unvested stock options times the number of such unvested stock options granted. The Company’s 2018 Equity Incentive Plan and 2008 Equity Incentive Plan both permit the Compensation Committee to accelerate the vesting of stock options and reduce the period of restriction on restricted stock in the event of the continuous service of the employee or consultant terminates due to retirement or death.

Pay Ratio Disclosure

We are providing the following information to comply with Item 402(u) of Regulation S-K.

For 2019, the annual total compensation of our median employee other than our CEO was $83,740. Our median employee’s annual total compensation was determined using the same methodology we used to determine the annual total compensation of our NEOs, which, along with our CEO’s compensation, included the cost to the Company of specified employee benefits provided on a non-discriminatory basis, including group health care coverage. For 2019, the annual total compensation of our CEO was $7,172,732, as set forth in the Summary Compensation Table included in this proxy statement. Accordingly, for 2019 the ratio of our CEO’s compensation to the median employee’s compensation was 85.66 to 1. We believe that the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2019 from our entire workforce on such date of approximately 1,086 full-time and part-time employees based upon cash compensation from their Form W-2s for the period from January 1, 2019 to December 31, 2019.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

Director Compensation

CVB Financial Corp. uses a combination of cash and stock-based compensation to attract and retain qualified individuals to serve as directors. As noted above, in September 2019, our Compensation Committee engaged Pearl Meyer as our outside compensation consultant to review the key elements of compensation for our Board of Directors relative to our peer group of financial institutions.

Only non-employee directors are entitled to receive monthly cash compensation for serving on our Board of Directors. Each director who is not the Chair of the Audit Committee, Chair of the Risk Management Committee, Vice Chairman of the Board or Chairman of the Board received a cash payment of $5,000 per month, for an annualized total of $60,000, during 2019. Effective on January 1, 2020, we decided to increase the annual compensation for each of our outside directors to $5,833 per month, for an annualized total of $70,000, for our 2020 fiscal year. In addition, effective at our Compensation Committee meeting on September 18, 2019, we decided to implement an additional increase in the annual compensation of the Chair of our Risk Management Committee from no additional pay to $10,000 additional pay, and we likewise decided to implement an increase in the additional annual compensation of the Chair of our Audit Committee from $10,000 to $20,000, in recognition of the heightened responsibilities demanded by those two committee chair positions on our Board. For similar reasons, our Vice Chairman receives $8,333 monthly, or an annualized total of $100,000 for the year, and our Chairman of the Board receives $11,917 per month, totaling $143,000 on an annualized basis. The Board of Directors holds monthly meetings of the Board of Directors and its committees, and also meets in various committees on other occasions. Our Chairman and Vice Chairman meet separately from time to time with our Chief Executive Officer, forming the Executive Committee of the Board of Directors.

Each of our non-employee directors also was granted 4,000 shares of restricted stock of the Company for 2019 at a meeting of our Compensation Committee on March 20, 2019. These 2019 restricted stock grants to our non-employee directors were made pursuant to the Company’s 2018 Equity Incentive Plan. Each of the 2019 restricted stock grants to our non-employee directors was scheduled to vest one year from the March 20, 2019 date.

However, commencing in 2020, based on the recommendation of Pearl Meyer, restricted stock grants to our non-employee directors will be made based on a dollar value of shares equal to $85,000, so that the number of shares awarded to each non-employee director will be based on a fraction, where the numerator is the price of the Company’s stock on the grant date and the denominator is $85,000, rounded to the nearest whole share.

Accordingly, at a meeting of our Compensation Committee on March 25, 2020, each of our non-employee directors was granted 4,683 shares of restricted stock of the Company for our 2020 fiscal year, which is the rounded whole share total closest to $85,000 in stock value based on the closing price of $18.15 for the Company’s stock on that day. These 2020 restricted stock grants to our non-employee directors were made pursuant to our 2018 Equity Incentive Plan, and each of the 2020 restricted stock grants to our non-employee directors is scheduled to vest one year from the grant date.

In addition, at its meeting on September 18, 2019, the Compensation Committee decided to modify our policy regarding the minimum stock ownership expected of a director. Historically, the expectation was that each director should own $100,000 in CVB Financial Corp.’s stock within one year of becoming a director as a minimum equity position. Effective immediately, the Committee revised this standard, so that each director is expected to own at least three times (3X) the minimum annual compensation paid to our non-employee directors, which as noted above was $60,000 for 2019 and was increased to $70,000 for 2020. This in turn means that the minimum stock ownership expectation for each of our directors was raised to $180,000 for 2019 and to $210,000 for 2020. However, it was also recognized that a new director on our Board should be given a reasonable period to accumulate such an ownership position, utilizing the annual restricted stock grants provided to our non-employee directors. We believe that all our current directors are in compliance with our new stock ownership policy.

As noted above, the Compensation Committee engaged Pearl Meyer, in September 2019, to perform a specific review of our Board of Directors’ compensation, following a separate but similar review of director compensation by the Committee’s prior compensation consultants at FW Cook in 2016 and 2014. The Compensation Committee intends to conduct periodic reviews of our director compensation using outside compensation consultants and other available information because the Committee believes that retention and continuity of board service is important to our success, and because we seek to provide an appropriate blend of cash compensation and equity-based incentives to better align board and shareholder perspectives and interests. Based on the most recent review conducted by FW Cook, and other information available to the Compensation Committee, we believe our compensation for director service is currently in approximately a median range compared to peer companies.

As noted above, in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant,” the Compensation Committee believes that the appropriate level of total compensation for our non-executive, independent directors should be targeted within a range of between the median and 75th percentiles of our designated peer group, and the Committee believes that the cash retainer adjustments and equity grants help accomplish this objective. In addition, as described above, our directors may participate in our Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007, which was established for the benefit of our directors and named executive officers (other than Mr. Myers) and certain other executives and employees. Under this Plan, each director may defer up to 100% of his or her director fees, and any independent contractor compensation, for each calendar year in which the Plan is effective. This Plan does not provide for a fixed or minimum yield or return.

The following table summarizes the compensation earned or paid to our non-employee directors during 2019. As noted above, in September, 2019, the additional annual compensation paid to Ms. Kristina Leslie in her role as the Chair of the Audit Committee increased from $10,000 to $20,000, and likewise the additional annual compensation paid to Mr. Stephen Del Guercio in his role as Chair of our Risk Management Committee increased from $0 to $10,000, so their respective aggregate cash compensation earnings reflect these higher payments for only a portion of 2019. Compensation paid to our CEO is set forth in the Summary Compensation Table above, because our CEO is an employee of the Company and thus is a NEO and does not receive separate compensation for serving on our Board of Directors.

Director Compensation in 2019

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Stock Option Awards ($)(2)	All Other Comp ($)(3)	Total ($)
George A. Borba, Jr. (Vice-Chairman)	100,000	84,440	—	—	184,440
Stephen A. Del Guercio(4)	62,500	84,440	—	—	146,940
Rodrigo Guerra, Jr.	60,000	84,440	—	—	144,440
Anna Kan	60,000	84,440	—	—	144,440
Marshall V. Laitsch	60,000	84,440	—	—	144,440
Kristina M. Leslie(5)	72,497	84,440	—	—	156,937
Raymond V. O’Brien III (Chairman)	143,000	84,440	—	—	227,440
Hal W. Oswalt	60,000	84,440	—	—	144,440

(1)

As noted above, for 2019, each of our non-employee directors (other than those named below) received director fees of $5,000 per month; our Chairman, Mr. O’Brien, received compensation of $11,917 per month; our Vice-Chairman, Mr. Borba, received compensation of $8,333 per month; our Audit Committee Chair, Ms. Leslie, received compensation of $5,833 per month through September 2019 and $6,667 per month beginning October 2019; and our Risk Management Committee Chair, Mr. Del Guercio, received compensation of $5,000 per month through September 2019 and $5,833 per month beginning October 2019.

(2)

Pursuant to SEC regulations regarding the valuation of equity awards, each amount under Restricted Stock Awards and Stock Options Awards represents the applicable full grant date fair values of the restricted stock award or stock option award, as applicable, in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. These amounts correspond to our accounting expense and do not correspond to the actual value that will be realized by the director. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for 2019. As noted above, the value of the restricted stock grants to our non-employee directors reflects the closing price of our Company’s stock on the grant date, which was $21.11 on March 20, 2019.

(3)	All other compensation represents expenses (if any) associated with the director’s spouse’s attendance at certain business conferences and seminars.

(4)

As noted above, Mr. Del Guercio’s annualized compensation in his role as Chair of our Risk Management Committee was increased from $60,000 to $70,000, effective on September 18, 2019, so his aggregate cash compensation reflects the lower rate for the first eight and one-half months of 2019.

(5)

As noted above, Ms. Leslie annualized compensation in her role as Chairman of our Audit Committee was increased from $70,000 to $80,000, effective on September 18, 2019, so her aggregate cash compensation reflects the lower rate for the first eight and one-half months of 2019.

On December 31, 2019, none of our non-employee directors who served as directors during 2019 held options to purchase our common stock. As of December 31, 2019, our non-employee directors held restricted shares of our common stock which had not yet vested in the following amounts: Mr. O’Brien, 4,000; Mr. G. Borba, Jr., 4,000; Mr. Del Guercio, 4,000; Mr. Guerra 4,000; Ms. Kan, 8,000; Mr. Laitsch, 4,000; Ms. Leslie, 6,000; and Mr. Oswalt, 4,000.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever been an officer or employee of CVB Financial Corp. or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee. We do not believe that any current member of our Compensation Committee has a relationship with the Company that would compromise such member’s ability to be independent of management.

Certain Relationships and Related Transactions

Some of the directors and executive officers of CVB Financial Corp. and/or their associates were customers of, and had loans, deposits and commitments with Citizens Business Bank in the ordinary course of its business during 2019, and we expect such transactions will continue in the future. All of these loans, deposits and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who were not related to the Company in accordance with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approving Related Person Transactions

CVB Financial Corp. has a Related Party Transaction Policy which prescribes policies and procedures for approving a “Related Party Transaction.” The term “Related Party Transaction” is defined as a transaction or arrangement (or any series of similar transactions or arrangements) in which CVB Financial Corp. (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. “Related Party” is defined as:

•

Any person who is, or at any time since the beginning of CVB Financial Corp.’s last fiscal year was, a director or executive officer of CVB Financial Corp. or a nominee to become a director of CVB Financial Corp.;

•	Any person who is known to be the beneficial owner of more than 5% of any class of CVB Financial Corp.’s voting securities;
•

Any immediate family member of any of the foregoing persons, who might control or influence such person, or be controlled or influenced by such person, which would normally include any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•

Any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The procedures exclude from coverage loans made by Citizens Business Bank if the loan (a) is made in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, (c) did not involve more than the normal risk of collectability or present other unfavorable features, and (d) is otherwise made pursuant to the Company’s applicable policies and applicable law for extension of credit to Related Persons. In the case of such loans, the procedures set forth in the policies and procedures applicable to such loans shall be followed rather than the procedures set forth in the Related Party Transaction Policy.

The Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving Related Party Transactions. In evaluating Related Party Transactions, the Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including

•	The benefits to CVB Financial Corp.;
•

The impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to our employees generally.

No member of the Audit Committee may participate in any review, consideration or approval of any Related Party Transaction with respect to which such member or any of his or her immediate family members or affiliated entities is the Related Party. The Audit Committee or the Chair may approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of CVB Financial Corp. and its shareholders, as the Audit Committee determines in good faith. The Chair is required to report to the Audit Committee at the next Audit Committee meeting any approvals made pursuant to delegated authority.

In the event CVB Financial Corp.’s Chief Executive Officer or Chief Financial Officer becomes aware of a Related Party Transaction that has not been previously approved or previously ratified under the Policy, the following procedures apply: (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Chair promptly, and the Committee or Chair will consider all of the relevant facts and circumstances, including those items listed above. Based on the conclusions reached, the Audit Committee shall evaluate all options, including ratification, amendment or termination of the Related Party Transaction; and (b) if the transaction is completed, the Audit Committee will evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate, and shall request that the Chief Financial Officer evaluate CVB Financial Corp.’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to these procedures are recommended.

Stock Ownership

Who Are the Largest Owners of CVB Financial Corp.’s Stock?

The following table shows the beneficial ownership of common stock by those persons we know to be the beneficial owners of more than 5% of the outstanding shares of common stock of CVB Financial Corp., based on information those persons have filed with the SEC on Schedule 13G. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial Corp.’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within sixty (60) days of the date selected for reference purposes below.

Name	Address	Common Stock Beneficially Owned
		Number of Shares	Percent of Class(1)

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	20,357,879(2)	15.0%

The Vanguard Group	100 Vanguard Boulevard Malvern, PA 19355	14,180,024(3)	10.4%

The Marital Trust Under the George Borba Family Trust (“Borba Family Trust”); The Borba Children’s Holding Trust (“Borba Children’s Trust”); George A. Borba, Jr., individually and as co-trustee (with share voting and dispositive power) of the Borba Family Trust and Children’s Trust; Linda B. Gourdikian, individually and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust and the Borba’s Children’s Trust (collectively, the “Borba Family Group”)	14461 Taft Higway Bakersfield, CA 93311	6,978,131(4)	5.1%

Neuberger Berman Group, LLC; Neuberger Berman Investment Advisors LLC; Neuberger Berman Equity Funds	1290 Avenue of the Americas New York, NY 10104	6,896,262(5)	5.1%

(1)

The “Percent of Class” calculation in the table was made using (x) the number of shares reported as beneficially owned in the applicable Schedule 13G filing and (y) the number of shares of our common stock outstanding on March 30, 2020, which was 135,880,523 shares.

(2)

This information is based on a Schedule 13G filed by BlackRock, Inc. on February 3, 2020. BlackRock, Inc. has sole voting power over 20,047,630 shares and sole dispositive power over all 20,357,879 shares. According to its Schedule 13G, BlackRock, Inc. holds the shares in the ordinary course of business and various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held by BlackRock, Inc., so no one person’s interest in such shares represents more than 5% of CVB Financial Corp.’s total outstanding shares.

(3)	This information is based on a Schedule 13G/A filed by The Vanguard Group on February 12, 2020.

The Vanguard Group has sole voting power over 126,933 shares, shared voting power over 16,119 shares, sole dispositive power over 14,052,503 shares, and shared dispositive power over 127,528 shares. The Vanguard Group holds the shares in the ordinary course of business.

(4)

This information is based on Schedule 13G/A filed by the Borba Family Group on February 13, 2020, and includes the following items: (i) 4,599,439 shares owned by the Borba Family Trust, (ii) 2,277,000 shares owned by the Borba Children’s Trust, (iii) 25,520 shares owned by George A. Borba, Jr. individually (which total includes 288 shares held by Mr. Borba as custodian for minor children), (iv) 28,547 shares owned by Mr. Borba’s sister, Linda B. Gourdikian, individually, and (v) 47,625 shares owned by the Gourdikian Family Trust. In computing the percentage of shares beneficially owned, any shares which Mr. Borba, Ms. Gourdikian, the Borba Family Trust or the Borba Children’s Trust has a right to acquire within sixty (60) days after March 30, 2020 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by the Borba Family Group, but are not deemed outstanding for the purpose of computing percentages of shares beneficially owned by the other shareholders in this table. Mr. Borba and Ms. Gourdikian have disclaimed beneficial ownership of the shares held by each other, the Borba Family Trust and the Borba Children’s Trust, except to the extent of their respective distributable interests in the Borba Children’s Trust.

(5)

This information is based on a Schedule 13G/A filed by Neuberger Berman Group LLC on February 12, 2020. Neuberger Berman Group LLC has shared voting power over 6,842,377 shares and shared dispositive power over all 6,896,262 shares. Neuberger Berman Group LLC holds the shares in the ordinary course of business.

How Much Stock Do CVB Financial Corp.’s Directors and Executive Officers Own?

The following table shows the beneficial ownership of CVB Financial Corp.’s common stock as of the record date for our annual meeting, March 30, 2020, by (i) each director, all of whom are also nominees for director, (ii) those persons serving as our named executive officers in 2019 and (iii) by all directors and current executive officers as a group.

	Common Stock Beneficially Owned

Name	Number of Shares(1)	Percent of Class(2)

George A. Borba, Jr.(3)	6,906,642	5.1%
Vice-Chairman of the Board and Nominee

David A. Brager	84,165	*
Chief Executive Officer, Director and Nominee

Stephen A. Del Guercio	30,683	*
Director and Nominee
Rodrigo Guerra, Jr.	19,683	*
Director and Nominee

Anna Kan	24,683	*
Director and Nominee

Marshall V. Laitsch	25,726	*
Director and Nominee

Kristina M. Leslie	24,683	*
Director and Nominee

Raymond V. O’Brien III	36,683	*
Chairman of the Board and Nominee

Hal W. Oswalt	34,933	*
Director and Nominee

David F. Farnsworth(4)	33,422	*
Executive Vice President, Chief Operations Officer

David C. Harvey	75,282	*
Executive Vice President, Chief Operations Officer

Christopher D. Myers(5)	352,890	*
Former President and Chief Executive Officer

E. Allen Nicholson	59,622	*
Executive Vice President, Chief Financial Officer

Current Directors and Executive Officers as a Group(6)	7,812,129	5.7%
(15 persons)

*	Less than 1%.
(1)

Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.

(2)

The percentage for each of these persons or group is based upon the total number of shares of CVB Financial Corp.’s common stock outstanding as of March 30, 2020, which was 135,880,523 plus the shares which the respective individual or group has the right to acquire within sixty (60) days after March 30, 2020, by the exercise of stock options. In computing the percentage of shares beneficially owned by each person or group of persons, any shares which the person (or group) has a right to acquire within sixty (60) days after March 30, 2020 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(3)

Represents 4,599,439 shares held by the Borba Family Trust; 2,277,000 shares held by the Borba Children’s Trust, of which Mr. Borba is co-trustee (with shared voting and dispositive power) and as to which Mr. Borba disclaims beneficial ownership, except to the extent of his distributable interest in the Borba Children’s Trust; and 30,203 shares which Mr. Borba owns outright, of which 288 shares are held by Mr. Borba as custodian for minor children.

(4)	Includes 9,000 shares which Mr. Farnsworth may acquire within 60 days after March 30, 2020 by the exercise of stock options.
(5)	Includes 33,333 shares which Mr. Myers may acquire within 60 days after March 30, 2020, by the exercise of stock options.
(6)

The total number of current directors and executive officers as a group includes two executive officers who are not named executive officers. Number of shares includes 47,333 shares which members of the group may acquire within 60 days after March 30, 2020, by the exercise of stock options.

Delinquent Section 16(a) Reports

Section 16(a) if the Exchange Act requires our executive officers and directors, and persons who own more than 10% of CVB Financial Corp.’s equity securities, to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.

Based solely on our review of these reports and of certifications furnished to us, we believe that, during the fiscal year ended December 31, 2019, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for one late filing on Form 4 filed on September 27, 2019 for Mr. Christopher D. Myers reporting the modifications for various equity grants made in connection with Mr. Myers’ Amended Employment Agreement and Retirement and Consulting Agreement, dated July 17, 2019, for (i) a restricted stock unit grant of 90,000 shares fully vesting on December 31, 2020, (ii) a restricted stock unit grant of 60,000 shares with 15,000 shares vesting on September 12, 2019 and the remaining 45,000 shares vesting on March 15, 2020, and (iii) a restricted stock unit grant of 45,000 shares vesting on March 15, 2020.

THE BOARD RECOMMENDS A VOTE “FOR” ALL NINE NOMINEES FOR DIRECTOR

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee appoints our independent auditors. KPMG LLP has served as our independent registered public accountants since July 5, 2007. We believe KPMG LLP has provided audit services at customary rates and terms.

Principal Auditor’s Fees

The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by KPMG LLP, which acted as our independent registered public accountants for the fiscal years ended December 31, 2019 and 2018, were as follows:

	2019 ($)	2018 ($)
Audit Fees(1)	1,799,675	1,726,220
Audit-related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	66,441
Total	1,799,675	1,792,661

(1)

Audit Fees consisted of fees and out-of-pocket expenses for the audit of CVB Financial Corp.’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in CVB Financial Corp.’s quarterly reports.

(2)	Audit-related Fees consisted of any fees billed for professional assurance and related services other than those noted in footnote (1) above.
(3)	Tax Fees (if any) consisted of fees billed for the preparation of federal and state income tax returns, including amended tax returns, tax planning and tax advice.
(4)	All Other Fees consisted of any fees for other non-audit services.

The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by KPMG LLP were pre-approved by our Audit Committee. The Audit Committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and CVB Financial Corp.’s Chief Financial Officer must submit a request to the Audit Committee including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Audit Committee has considered whether other non-audit services are compatible with maintaining the independence of KPMG LLP.

Representatives of KPMG LLP will be present at our annual meeting or available on the concurrent live audio call. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial Corp. and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF KPMG LLP AS CVB FINANCIAL CORP.’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2020

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Act requires, among other things, that we permit a non-binding, advisory vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Accordingly, we ask our shareholders to indicate their support for our compensation practices for our named executive officers and vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is advisory, which means that the vote on executive compensation is not binding on CVB Financial Corp., our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Your advisory vote will not be construed (i) as overruling a decision by CVB Financial Corp. or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of CVB Financial Corp. or the Board of Directors, (iii) to create or imply any additional fiduciary duties for CVB Financial Corp. or the Board of Directors, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What Is the Purpose of This Proxy Statement?

The purpose of this proxy statement is to solicit your vote at our 2020 annual meeting of shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. The record date for those shareholders entitled to vote at the meeting is March 30, 2020. On the record date there were 135,880,523 shares of our common stock outstanding.

How Can I Access the Proxy Materials?

We follow the SEC’s notice and access rule. On or about our mailing date, we mailed our shareholders who are entitled to vote at the meeting a notice about the Internet availability of the proxy materials (the “Notice”). Along with the proxy statement, we also made available by Internet our 2019 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Instructions on how to access the proxy materials over the Internet and to request a paper copy of the proxy materials, if desired, may be found in the Notice. We mailed to shareholders who have previously asked to receive paper copies of the proxy materials, a full set of the proxy materials, instead of the Notice. If you hold your CVB Financial Corp. shares in street name, and currently receive paper copies of our proxy materials, please refer to the information provided by your bank, broker or other holder of record for instructions on how to elect to receive only electronic copies of future proxy statements and annual reports.

How Do I Vote by Proxy?

You can vote by proxy whether or not you attend the annual meeting. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. The Board of Directors is soliciting your proxy.

•	To vote, follow the instructions printed on the Notice.
•	If you received a full set of proxy materials:
–	To vote by Internet, go to www.investorvote.com/CVBF and follow the instructions there. You will need the 15-digit number included on your proxy card.
–	To vote by telephone, dial the number listed on your proxy card. You will need the 15-digit number included on your proxy card.
–	To vote using the traditional proxy card, please sign and date the enclosed proxy card and return it promptly in the envelope provided.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 12 a.m., Pacific Daylight Time, on May 20, 2020. Voting by proxy will not affect your right to attend the annual meeting and vote if you desire to do so.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

How Will My Proxy Be Voted?

If you properly complete your proxy card and we receive it in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If we receive an executed proxy card from you, on which you have not made specific choices with respect to the proposals, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all nine nominees for director;
•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for 2020; and
•	“FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in the proxy’s own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his or her intention to vote his or her shares cumulatively. Cumulative voting allows you to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. Our receipt of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

May I Change My Vote After I Have Voted?

Yes. Even after you have submitted your proxy, or cast your vote by telephone or Internet ballot, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial Corp.’s Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date, or cast a new vote by telephone or Internet. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Vote Is Required for Each Proposal?

The nine nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

Proposal 2 regarding the ratification of the appointment of our auditors and Proposal 3 regarding “Say-On-Pay” each requires the approval of a majority of the shares represented and voting at the meeting, with affirmative votes constituting at least a majority of the required quorum.

Who Are Shareholders of Record Versus Beneficial Owners?

If you are a shareholder of record, CVB Financial Corp. has sent the Notice directly to you.

If your shares are held in street name, you are considered the “beneficial owner” of the shares. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, should have forwarded the Notice directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions on the proxy card or in the Notice.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the annual meeting with respect to such matter.

How Are Broker Non-Votes and Abstentions Treated?

“Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees have discretionary voting power for Proposal 2 (approval of KPMG LLP as independent auditor), but not for Proposal 1 (election of directors) or Proposal 3 (Say-On-Pay). If you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposals 1 or 3. It is therefore important that you provide instructions to your bank, broker, or other holder of record if your shares are held by a bank, broker, or other holder of record, so that your votes with respect to these proposals are counted.

Abstentions will have no effect on Proposals 1 or 3 unless there are insufficient votes in favor of the proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against such proposals.

What Are the Costs of Solicitation of Proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing the Notice and any requested paper copies of this proxy statement and the materials used in this solicitation of proxies.

The proxies will be solicited through the mail, and as noted above, shareholders may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. We have retained the services of Georgeson, Inc. to serve as our proxy solicitor in connection with our annual meeting at an estimated cost of approximately $12,500.

ANNUAL REPORT ON FORM 10-K

Together with this proxy statement, CVB Financial Corp. has distributed or made available via the Internet to each of its shareholders its Annual Report on Form 10-K for the year ended December 31, 2019, which includes the consolidated balance sheets of CVB Financial Corp. and its subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019. If you did not view or receive the Annual Report on Form 10-K (or would like a paper copy), we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K we have posted or delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call (909) 980-4030 or write to:

Corporate Secretary

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information we file with the SEC.

PROPOSALS OF SHAREHOLDERS FOR 2021

If you wish to submit a proposal for consideration at our 2021 annual meeting of shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act and in our Bylaws. To be eligible for inclusion in our proxy statement and proxy materials under applicable rules of the Securities and Exchange Commission, our Corporate Secretary must receive your proposal no later than December 9, 2020, at the above address. Please also refer to the section of this proxy statement on “Consideration of Shareholder Proposals and Director Nominees” for a summary of the requirements applicable to such proposals on nomination under our corporate bylaws.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if CVB Financial Corp. (a) receives notice of the proposal before the close of business on February 22, 2021 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 22, 2021.

Notices of intention to present proposals at the 2021 annual meeting of shareholders should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Ontario, California 91764, and must comply with the provisions of our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

CVB FINANCIAL CORP.

David A. Brager

Chief Executive Officer

Dated: April 8, 2020

CITIZENS BUSINESS BANK
A Financial Services Company

CVB Financial Corp.

CITIZENSTRUST™

701 N Haven Avenue | Ontario, CA 91764 | 909.980.4030 | cbbank.com

CVB Financial Corp.Your vote matters heres how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by May 20, 2020 at 12:00 AM, local time.OnlineGo to www.investorvote.com/CVBF or scan the QR code login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVBFUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.2020 Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.1. Election of Directors:01 - George A. Borba, Jr. 02 - David A. Brager 03 - Stephen A. Del Guercio 04 - Rodrigo Guerra, Jr. 05 - Anna Kan 06 - Marshall V. Laitsch 07 - Kristina M. Leslie 08 - Raymond V. OBrien III 09 - Hal W. OswaltMark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 08 092. Ratification of appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2020. For Against Abstain3. To approve, on a non-binding advisory basis, the compensation of the Companys named executive officers (Say-On-Pay). For Against Abstain4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any and all adjournments or postponements thereof. If any other matter is presented, your Proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.B Authorized Signatures This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box.1UPX038CFB

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of CVB Financial Corp. ShareholdersMay 20, 2020, 8:00 AM local time CVB Financial Corp. Corporate Headquarters 701 North Haven Avenue, Ontario, CA 91764Upon arrival, please present this admission ticket and photo identification at the registration desk.We intend to hold our annual meeting in person consistent with the requirements of the California Corporations Code. However, as part of our precautions regarding the coronavirus or COVID-19 and for the convenience of our shareholders, we are planning to provide interested shareholders, members of our Board of Directors and our team members with the opportunity to participate in our annual meeting by remotely dialing into an audio conference call, which will broadcast the proceedings concurrently and allow for questions and answers. In contrast to past years, there will be no food or refreshments provided at this meeting. The live audio call will be held concurrent with our annual meeting (8:00 a.m. PDT on May 20, 2020). To participate in our conference call facility, please dial (877) 506-3368. Questions will be permitted when prompted by the moderator. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available until 6:00 am PDT on May 27, 2020. To access the replay, please dial (877) 344-7529, passcode 10140882.Please note that, consistent with our practice in prior years and in accordance with California law, in order to cast your votes on the matters to be considered at our annual meeting, please either (i) vote in advance by internet, telephone or return of your proxy card or (ii) vote in person by attending the annual meeting at its designated location. We will not have the ability to accept or change any shareholder votes on the annual meeting audio call.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.cbbank.com/annualmaterials.Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CVBFIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.CVB FINANCIAL CORP.Notice of 2020 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting May 20, 2020David A. Brager, E. Allen Nicholson and Richard H. Wohl, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CVB Financial Corp. to be held on May 20, 2020 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address Please print new address below. Comments Please print your comments below.